                                                                                           EFFECTIVE AUGUST 9, 2000

                                                   CODE OF ETHICS

                                          T. ROWE PRICE INTERNATIONAL, INC.

                                                         i-2

                                                   CODE OF ETHICS
                                                         OF
                                          T. ROWE PRICE INTERNATIONAL, INC.
                                                  TABLE OF CONTENTS
                                                                                                             Page
                                                                                                             ----
GENERAL POLICY STATEMENT........................................................................................1-1
       Purpose and Scope of Code of Ethics......................................................................1-1
       Who is Subject to the Code...............................................................................1-1
       Status as a Fiduciary....................................................................................1-2
       What Code Does Not Cover.................................................................................1-2
       Compliance with Code.....................................................................................1-2
       Questions Regarding the Code.............................................................................1-2
       Appendix    .............................................................................................1-4
STANDARDS OF CONDUCT OF TRPI AND ITS EMPLOYEES..................................................................2-1
       Allocation of Client Brokerage...........................................................................2-1
       Annual Verification of Compliance........................................................................2-1
       Antitrust   ........................................................................................2-1; 8-1
       Compliance with Copyright Laws......................................................................2-1; 6-1
       Computer Security...................................................................................2-1; 7-1
       Conflicts of Interest....................................................................................2-1
             Relationships with Profitmaking Enterprises........................................................2-1
             Service with Nonprofitmaking Enterprises...........................................................2-2
             Relationships with Financial Service Firms.........................................................2-2
             Investment Clubs...................................................................................2-3
       Confidentiality..........................................................................................2-3
             Internal Operating Procedures and Planning.........................................................2-3
             Clients and Fund Shareholders......................................................................2-3
             Investment Advice..................................................................................2-4
             Investment Research................................................................................2-4
             Understanding as to Clients' Accounts and Company Records
               at Time of Employee Termination..................................................................2-4

       Corporate Responsibility............................................................................2-5; 5-1
       Employment of Former Government Employees................................................................2-5
       Employment Practices.....................................................................................2-5
             Equal Opportunity..................................................................................2-5
             Harassment.........................................................................................2-5
             Drug and Alcohol Abuse.............................................................................2-6
       Past and Current Litigation..............................................................................2-6
       Financial Reporting......................................................................................2-6
       Health and Safety in the Workplace.......................................................................2-6
       Illegal Payments and Inducements.........................................................................2-6
       Marketing and Sales Activities...........................................................................2-6
       Policy Regarding Acceptance and Giving of Gifts and Gratuities...........................................2-7
             Receipt of Gifts...................................................................................2-7
             Giving of Gifts....................................................................................2-7
             Entertainment......................................................................................2-8
       Research Trips...........................................................................................2-9
       Political Activities.....................................................................................2-9
       Protection of Corporate Assets..........................................................................2-10
       Quality of Services.....................................................................................2-10
       Record Retention........................................................................................2-10
       Referral Fees...........................................................................................2-10
       Release of Information to the Press.....................................................................2-10
       Responsibility to Report Violations.....................................................................2-11
       Service as Trustee, Executor or Personal Representative.................................................2-11
       Speaking Engagements and Publications...................................................................2-11
       Trading in Securities with Inside Information......................................................2-11; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION................................................3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..................................................................4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY.................................................................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH UNITED STATES COPYRIGHT LAWS............................................................................6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES...........................................................................................7-1
STATEMENT OF POLICY ON COMPLIANCE WITH UNITED STATES
   ANTITRUST LAWS  8-1

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August, 2000

                                                        ii-3

                                                   CODE OF ETHICS
                                                         OF
                                          T. ROWE PRICE INTERNATIONAL, INC.
                                                        INDEX

                                                                                                             Page
                                                                                                             ----
Access Persons..................................................................................................4-3
Activities, Political...........................................................................................2-9
Alcohol Abuse...................................................................................................2-6
Allocation of Client Brokerage..................................................................................2-1
Annual Verification of Compliance...............................................................................2-1
Antitrust..................................................................................................2-1; 8-1
Assets, Protection of Corporate.................................................................................2-9
Association of Investment Management and Research ("AIMR")......................................................2-7
Beneficial Ownership............................................................................................4-4
Brokerage Accounts..............................................................................................4-5
Brokerage Confirmations.........................................................................................4-7
Client Brokerage, Allocation of.................................................................................2-1
Client Limit Orders............................................................................................4-13
Code of Ethics, Compliance with.................................................................................1-2
Code of Ethics, Purpose and Scope of............................................................................1-1
Code of Ethics, Questions Regarding.............................................................................1-2
Code of Ethics, Who is Subject to...............................................................................1-1
Co-Investment with Client Investment Partnerships..............................................................4-17
Computer Security..........................................................................................2-1; 7-1
Conduct, Standards of, TRPI and its Employees...................................................................2-1
Confidentiality.................................................................................................2-3
Confidentiality, Computers......................................................................................7-1
Conflicts of Interest...........................................................................................2-1
Copyright Laws, Compliance with............................................................................2-1; 6-1
Corporate Assets, Protection of.................................................................................2-9
Corporate Responsibility...................................................................................2-5; 5-1
Disclosure of Personal Securities Holdings by Access Persons....................................................4-8
Drug Abuse......................................................................................................2-6
Electronic Bulletin Boards, Participation on....................................................................7-1
Employees, Standards of Conduct.................................................................................2-1
Employment of Former Government Employees.......................................................................2-5
Employment Practices............................................................................................2-5
Entertainment...................................................................................................2-8
Ethics Committee...........................................................................................1-4; 4-2
Equal Opportunity...............................................................................................2-5
Exchange - Traded Index Options................................................................................4-12
Executor, Service as...........................................................................................2-11
Fees, Referral.................................................................................................2-10
Fiduciary, TRPIss.s Status as a ..................................................................................1-2
Financial Reporting.............................................................................................2-6
Financial Service Firms, Relationships with.....................................................................2-2
Front Running...................................................................................................4-2
General Policy Statement........................................................................................1-1
Gifts, Giving...................................................................................................2-7
Gifts, Receipt of...............................................................................................2-7
Government Employees, Employment of Former......................................................................2-5
Harassment......................................................................................................2-5
Health and Safety in the Workplace..............................................................................2-6
Illegal Payments................................................................................................2-6
Independent Directors, TRPI Funds...............................................................................4-3
Information, Release to the Press..............................................................................2-10
Initial Public Offerings.......................................................................................4-10
Inside Information, Trading in Securities with............................................................2-11; 3-1
Insider Trading Prohibitions....................................................................................3-1
Insider Trading Prohibitions, U.K. Law..........................................................................3-6
Insider Trading Prohibitions, U.S. Law..........................................................................3-2
Interest, Conflicts of..........................................................................................2-1
Investment Clubs..........................................................................................2-3; 4-13
Investment Personnel............................................................................................4-4
Large Capitalization Exemption for Securities Transactions.....................................................4-12
Margin Accounts................................................................................................4-18
Marketing and Sales Activities..................................................................................2-6
Non-Investment Personnel.......................................................................................4-11
Non-Profitmaking Enterprise, Service with.......................................................................2-2
Options and Futures............................................................................................4-13
Ownership Reporting Requirements (1/2 of 1%)...................................................................4-18
Payments, Illegal...............................................................................................2-6
Personal Securities Holdings, Disclosure of by Access Person....................................................4-8
Personal Representative, Service as............................................................................2-11
Political Activities............................................................................................2-9
Press, Release of Information to the...........................................................................2-10
TRPI, Standards of Conduct......................................................................................2-1
Price Associates' Stock, Transactions in.......................................................................4-15
Prior Clearance of Securities Transactions (Other than Price Associates' Stock).................................4-8
Private Placement, Investment In...............................................................................4-11
Profitmaking Enterprise, Relationships with.....................................................................2-1
Protection of Corporate Assets.................................................................................2-10
Publications...................................................................................................2-11
Quality of Services............................................................................................2-10
Questions Regarding the Code....................................................................................1-2
Record Retention...............................................................................................2-10
Referral Fees..................................................................................................2-10
Release of Information to the Press............................................................................2-10
Reporting, Financial............................................................................................2-6
Reporting, Price Associates' Stock Transactions................................................................4-16
Reporting, Securities Transactions (Other than Price Associates' Stock).........................................4-6
Research Trips..................................................................................................2-9
Responsibility, Corporate..................................................................................2-5; 5-1
Restricted List.................................................................................................3-9
Retention, Record..............................................................................................2-10
Safety and Health in the Workplace..............................................................................2-6
Sanctions......................................................................................................4-18
Securities Transactions, Reporting of (Other than Price Associates' Stock)......................................4-6
Services, Quality of...........................................................................................2-10
Short Sales....................................................................................................4-14
Sixty (60) Day Rule............................................................................................4-14
Software Programs, Application of Copyright Law.................................................................7-2
Speaking Engagements...........................................................................................2-11
Standards of Conduct of TRPI and its Employees..................................................................2-1
Statement, General Policy.......................................................................................1-1
Temporary Workers, Applications of Code to.................................................................1-1; 4-2
Termination of Employment.......................................................................................2-4
Trading Activity...............................................................................................4-18
Trips, Research.................................................................................................2-9
Trustee, Service as............................................................................................2-11
Violations, Responsibility to Report...........................................................................2-11

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August, 2000

                                                         1-4

                                                  CODE OF ETHICS
                                                         OF
                                          T. ROWE PRICE INTERNATIONAL, INC.

                                              GENERAL POLICY STATEMENT

PURPOSE AND SCOPE OF CODE OF ETHICS.  In recognition of T. Rowe Price  International,  Inc.'s  ("TRPI")  commitment to maintain the highest  standards of  professional  conduct and ethics,  the firm's Board of Directors has adopted this  Code  of  Ethics  ("Code")  composed  of  Standards  of  Conduct  and  the  following  Statements  of  Policy
("Statements"):

1.       Statement of Policy on Material, Inside (Non-Public) Information
2.       Statement of Policy on Securities Transactions
3.       Statement of Policy on Corporate Responsibility
4.       Statement of Policy with Respect to Compliance with United States Copyright Laws
5.       Statement of Policy with Respect to Computer Security and Related Issues
6.       Statement of Policy on Compliance with United States Antitrust Laws
The purpose of this Code is to help preserve our most valuable asset - the reputation of TRPI and its employees.

WHO IS SUBJECT TO THE CODE.  Except as provided  below,  TRPI and its  officers,  directors  and  employees are all subject to the Code.  In addition, the following persons are also subject to the Code:

o        Any  temporary  or  consultant  where his or her  assignment  at TRPI exceeds or will exceed four weeks or when his or her cumulative assignment exceeds eight weeks over a twelve-month period; and

o        Any contingent  worker  immediately at the time of engagement if his or her assignment is more than casual in nature or if he or she will be  exposed  to the kinds of  information  and  situations  that would create conflicts on matters covered in the Code.

Employees  in the  Baltimore  office are subject to the Code of Ethics of T. Rowe Price  Associates,  Inc.  ("Price
Associates"), rather than this Code.

TRPI'S  STATUS AS A FIDUCIARY.  The primary  responsibility  of TRPI as an  investment  adviser is to render to its clients on a professional  basis unbiased and  continuous  advice  regarding  their  investments.  As an investment adviser,  TRPI has a fiduciary  relationship  with all of its clients,  which means that it has an absolute duty of undivided  loyalty,  fairness and good faith toward its clients and mutual fund  shareholders  and a  corresponding obligation  to refrain from taking any action or seeking any benefit for itself which would,  or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

WHAT  CODE  DOES NOT  COVER.  The Code was not  written  for the  purpose  of  covering  all  policies,  rules  and regulations to which  employees may be subject.  As an example,  TRPI is also subject to the rules and  regulations of the Investment Management Regulatory Organisation ("IMRO").

COMPLIANCE  WITH CODE.  Strict  compliance  with the  provisions  of this Code is  considered a basic  condition of employment  with the firm.  An employee may be required to surrender any profit  realized from a transaction  which is deemed  to be in  violation  of the Code.  In  addition,  any  breach  of the Code may  constitute  grounds  for disciplinary  action,  including  dismissal  from  employment.  Employees  may appeal to the Ethics  Committee  any ruling or decision rendered with respect to the Code.

QUESTIONS REGARDING THE CODE.  Questions regarding the Code should be referred as follows:

1.       Standards of Conduct of TRPI and its employees:  The Ethics Committee or Legal Department, Baltimore.

2.       Statement of Policy on Material,  Inside  (Non-Public)  Information:  Legal  Department,  Baltimore or the
         TRPI Investment Compliance Team.

3.       Statement of Policy on Securities  Transactions:  The Ethics  Committee or the TRPI Investment  Compliance
         Team.

4.       Statement of Policy on Corporate Responsibility:  Corporate Responsibility Committee.

5.       Statement of Policy with Respect to  Compliance  with United  States  Copyright  Laws:  Legal  Department,
         Baltimore.

6.       Statement  of  Policy  with  Respect  to  Computer  Security  and  Related  Issues:  Local  Help  Desk  or
         Information Security area.

7.       Statement of Policy on Compliance with United States Antitrust Laws: Legal Department, Baltimore.

APPENDIX.  Attached to this Statement is an appendix identifying key groups identified in the Code.

August, 2000

                                 APPENDIX TO THE T. ROWE PRICE INTERNATIONAL, INC.
                                                  CODE OF ETHICS

o        Brokerage Control Committee.  This Committee sets the firm's policy regarding the allocation of client brokerage.  For more information, contact its Secretary, Carol Eve, in London.

o        Ethics Committee.  The members of the Ethics Committee are Martin Wade and David Warren in London and M.
     David Testa and Henry Hopkins in Baltimore.

o        TRPI Investment Compliance Team.  The members of the Team are Carol Eve, Rachel Dickens, and Maxine
     Martin.

August, 2000

                                                        2-11

                             STANDARDS OF CONDUCT OF T. ROWE PRICE INTERNATIONAL, INC.
                                                  AND ITS EMPLOYEES

ALLOCATION OF CLIENT  BROKERAGE.  The firm's  policies with respect to the  allocation of client  brokerage are set forth in Part II of Form ADV, TRPI's  registration  statement filed with the United States  Securities and Exchange
Commission  ("SEC").  It is  imperative  that all  employees  --  especially  those who are in a  position  to make recommendations  regarding  brokerage  allocation,  or who are  authorized  to  select  brokers  who  will  execute securities  transactions  on behalf of our clients -- read and become fully  knowledgeable  concerning our policies in this regard.  Any questions  regarding  our firm's  allocation  of client  brokerage  should be addressed to the
TRPI Brokerage Control Committee.

ANNUAL  VERIFICATION  OF  COMPLIANCE.  Each year,  each employee is required to complete a  Verification  Statement regarding  his or her  compliance  with  various  provisions  of this Code,  including  its  policies  on  personal securities transactions and material, inside information.

ANTITRUST.  The United  States  antitrust  laws are  designed  to ensure fair  competition  and  preserve  the free enterprise  system.  Some of the most common  antitrust  issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade  association  activity.  To ensure its employees'  understanding of these laws,  TRPI has adopted a Statement of Policy on  Compliance  with United  States  Antitrust  Laws.  All  employees should read and understand this Statement (see page 8-1).

COMPLIANCE  WITH  COPYRIGHT  LAWS. To protect TRPI and its  employees,  TRPI has adopted a Statement of Policy with
Respect to Compliance with United States  Copyright  Laws. All employees  should read and understand this Statement
(see page 6-1).

COMPUTER  SECURITY.  Computer  systems  and  programs  play a  central  role in  TRPI's  operations.  To  establish appropriate  computer security to minimize potential for loss or disruptions to our computer  operations,  TRPI has adopted  the  computer  security  policies  of its  parent,  Price  Associates,  in London,  Buenos  Aires,  Tokyo,
Singapore,  Paris,  and Hong Kong.  Employees in each location  should read and understand the policy in effect for his or her location.  (see page 7-1).

CONFLICTS OF INTEREST.  A direct or indirect  interest in a supplier,  creditor,  debtor or competitor may conflict with the interests of TRPI. All employees must avoid placing  themselves in a  "compromising  position" where their interests may be in conflict with those of TRPI or its clients.

         Relationships  with  Profitmaking  Enterprises.  A  conflict  may occur when an  employee  of TRPI is also employed by another firm,  directly or as a consultant or independent  contractor;  has a direct financial interest in another firm; has an immediate  family  financial  interest in another firm; or is a director, officer or partner of another firm.

         Employees of our firm  sometimes  serve as directors,  officers,  partners,  or in other  capacities  with profitmaking  enterprises  not related to TRPI or its mutual funds.  Employees  are  generally  prohibited from  serving as officers or  directors  of  corporations  which are approved or are likely to be approved for purchase in our firm's client accounts.

         An employee may not accept  outside  employment  that would  require him or her to become  registered  (or dually  registered) as a  representative  of an  unaffiliated  broker/dealer,  investment  adviser,  or an insurance  broker or company.  An employee may also not become  independently  registered as an investment adviser.

         An employee  who is  contemplating  obtaining  another  interest or  relationship  that might  conflict or appear to conflict with the interests of TRPI,  such as accepting  employment  with or an appointment as a director,  officer or partner of or as a consultant or independent  contractor to, an outside profitmaking enterprise,  must  receive  the  prior  approval  of the  Ethics  Committee.  Upon  review  by the  Ethics
         Committee,  the employee will be advised in writing of the Committee's  decision.  Decisions by the Ethics
         Committee  regarding  outside  directorships in profitmaking  enterprises will be reviewed by the Board of
         Directors before becoming final.  Outside business interests (such as part-time  employment,  or acting as a consultant for or independent  contractor to an outside profitmaking  enterprise) that will not conflict or appear to conflict  with the  interests of the firm need not be reviewed by the Ethics  Committee,  but must be approved by the employee's supervisor.

         Certain  employees may serve as directors or in similar positions for non-public,  for-profit  entities in connection  with their  professional  activities at TRPI.  An employee  must obtain the  permission of the
         Board of  Directors  before  accepting  such a position  and must  relinquish  the  position if the entity becomes publicly held, unless otherwise determined by the Board of Directors.

         Service With  Nonprofitmaking  Enterprises.  TRPI encourages its employees to become involved in community programs  and civic  affairs.  However,  employees  should  not  permit  such  activities  to  affect  the performance  of their job  responsibilities.  Prior to  accepting a position as a trustee or member of the
         Board of Directors of any non-profit  organization,  an employee should receive the approval of the Ethics
         Committee.

         Relationships  With  Financial  Service  Firms.  In order to avoid any  actual or  apparent  conflicts  of interest,  employees are prohibited from investing in or entering into any  relationship,  either directly or  indirectly,  with  corporations,  partnerships,  or other  entities which are engaged in business as a broker, a dealer, an underwriter  (including an underwriter of insurance),  and/or an investment  adviser.
         As described  above,  this  prohibition  extends to  registration  and/or  licensure with an  unaffiliated firm.  This  prohibition,  however,  is not meant to prevent  employees from  purchasing  publicly  traded securities  of  broker/dealers,  investment  advisers  or  other  companies  engaged  in the  mutual  fund
         industry.   Of  course,   all  such  purchases  are  subject  to  normal  prior  clearance  and  reporting procedures.  This policy does not  preclude an employee  from  engaging an outside  investment  adviser to manage his or her assets.

         If any member of an employee's  immediate family is employed by, has a partnership  interest in, or has an equity  interest of .5% or more in a  broker/dealer,  investment  adviser or other company  engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

        Investment  Clubs.  An Access Person (defined on p. 4-3 of the Code) may not form or participate in a stock or investment club unless prior written  approval has been obtained from a member of the Ethics  Committee.
        All  transactions  by such a stock or investment  club in which an individual has  beneficial  ownership or control are subject to the same prior clearance and reporting  requirements  applicable to the individual's trades.  As described on p. 4-13, if the Access Person has beneficial  ownership solely by virtue of his or her spouse's  participation in the club and has no investment control or input into decisions regarding the club's  securities  transactions,  he or she may request the waiver of prior clearance  requirements of the club's  transactions  (except for prior approval of transactions in Price Associates'  stock, which may not be  waived),  but not of  reporting  requirements,  from a member of the  Ethics  Committee  as part of the approval process.

CONFIDENTIALITY.  The  exercise  of  confidentiality  extends  to four  major  areas  of our  operations:  internal operating  procedures and planning;  clients and fund shareholders;  investment  advice;  and investment  research.
The duty to exercise  confidentiality  applies not only when an employee is with the firm, but also after he or she ceases employment with the firm.

         Internal  Operating  Procedures and Planning.  During the years we have been in business,  a great deal of creative  talent has been used to develop  specialized  and unique  methods of  operations  and  portfolio management.  In many cases,  we feel these methods give us an advantage  over our  competitors,  and we do not want  these  ideas  disseminated  outside  our  firm.  Accordingly,  employees  should be  guarded  in discussing our business  practices with  outsiders.  Any requests from outsiders for specific  information of this type should be cleared with your supervisor before it is released.

         Also,  from  time to  time  management  holds  meetings  with  employees  in  which  material,  non-public information  concerning  the future plans of the firm or any of its  affiliates  is  disclosed.  Employees should never discuss  confidential  information with, or provide copies of written material concerning the firm's internal operating  procedures or projections for the future to,  unauthorized  persons outside the firm.

         Clients and Fund  Shareholders.  In many instances,  when clients  subscribe to our services,  we ask them to disclose  fully their  financial  status and needs.  This is done only after we have  assured them that every member of our  organization  will hold this information in strict  confidence.  It is essential that we respect  their  trust.  A simple rule for  employees to follow is that the names of our clients or fund shareholders or any information  pertaining to their  investments must never be divulged to anyone outside the  firm,  not even to  members  of their  immediate  families,  and  must  never be used as a basis  for personal trades over which the employee has beneficial interest or control.

         Investment  Advice.  Because  of the fine  reputation  our firm  enjoys,  there is a great  deal of public interest  in what we are doing in the  market.  There are two major  considerations  that  dictate  why we must not provide investment "tips":

o        From the point of view of our  clients,  it is not fair to give other  people  information  which  clients must purchase.

o        From the point of view of the firm,  it is not  desirable to create an outside  demand for a stock when we are  trying to buy it for our  clients,  as this will  only  serve to push the price up.  The reverse is true if we are selling.

         In  light  of  these  considerations,  employees  must  never  disclose  to  outsiders  our buy  and  sell recommendations,  securities we are considering for future  investment,  or the portfolio  holdings of our clients or mutual funds unless the disclosure is required by law.

         The  practice  of giving  investment  advice  informally  to members of your  immediate  family  should be restricted  to very close  relatives.  Any  transactions  resulting  from such  advice are  subject to the prior approval and reporting  requirements  of the Statement of Policy on Securities  Transactions.  Under
         no circumstances should an employee receive  compensation  directly or indirectly (other than from TRPI or its parent) for rendering advice to either clients or non-clients.

         Investment  Research.  Any report  circulated by a research  analyst is  confidential  in its entirety and should  not be  reproduced  or shown to anyone  outside of our  organization,  except  our  clients  where appropriate.

         Understanding as to Clients'  Accounts and Company Records at Time of Employee  Termination.  The accounts of clients and mutual fund  shareholders  are the sole  property of TRPI.  This applies to all clients for whom  TRPI  acts as  investment  adviser,  regardless  of how or  through  whom  the  client  relationship originated  and regardless of with whom within TRPI the client has a direct  relationship.  At the time of termination  of employment  with TRPI, an employee  must:  (1) surrender to TRPI in good condition any and all  materials,  reports or records  (including  all copies in his or her  possession or subject to his or her control)  developed by him or her or any other person which are  considered  confidential  information of TRPI (except copies of any research  material in the production of which the employee  participated  to a material  extent);  and (2) refrain from  communicating,  transmitting  or making known to any person or firm any information  relating to any materials or matters  whatsoever  which are considered by TRPI to be confidential.

Employees must use care in disposing of any  confidential  records or  correspondence.  Confidential  material that is to be discarded should be torn up or shredded.

CORPORATE  RESPONSIBILITY.  As a major institutional  investor with a fiduciary duty to its clients,  including its mutual fund shareholders,  TRPI has adopted a Statement of Policy on Corporate  Responsibility  (see page 5-1). The purpose of this  Statement  is to  establish  formal  standards  and  procedures  to guide TRPI with respect to its responsibilities  to deal with matters of corporate and social  responsibilities  which may affect the companies in which client assets are invested.

EMPLOYMENT OF FORMER  GOVERNMENT  EMPLOYEES.  United States laws and  regulations  govern the  employment of former employees of the U.S.  Government  and its agencies,  including the SEC. In addition,  certain  states have adopted similar  statutory  restrictions.  Finally,  certain  states  and  municipalities  which are  clients  of TRPI have imposed  contractual  restrictions  in this regard.  Before any action is taken to discuss  employment by TRPI of a former  government  employee,  guidance must be obtained from the Legal Department in Baltimore  ("Baltimore  Legal
Department").

EMPLOYMENT PRACTICES.

         Equal  Opportunity.  TRPI is committed to the  principles  of Equal  Employment.  We believe our continued
         success depends on talented people,  without regard to race,  color,  religion,  national origin,  gender, age, disability,  sexual orientation,  Vietnam era military service or any other classification  protected by law.

         This  commitment  to Equal  Opportunity  covers all  aspects  of the  employment  relationship,  including
         recruitment,   application  and  initial  employment,  promotion  and  transfer,  selection  for  training opportunities,  wage and salary administration,  and the application of service,  retirement, and employee benefit plan policies.

         All members of TRPI's  staff are  expected  to comply with the spirit and intent of this Equal  Employment
         Opportunity Policy.

         If you feel you have not been treated in accordance with this Policy,  contact your immediate  supervisor, your manager or the Baltimore  Legal  Department.  No  retaliation  will be taken against any employee who reports an incident of alleged discrimination.

         Harassment.  TRPI  intends  to  provide  employees  a  workplace  free from any form of  harassment.  This includes sexual  harassment  which may result from unwelcome  advances,  requests for favors or any verbal or physical  conduct of a sexual  nature.  Such actions or  statements  may or may not be  accompanied  by explicit or implied promises of preferential  treatment or negative  consequences in connection with one's employment.  Harassment might include uninvited sex-oriented  conversations,  touching,  comments,  jokes, suggestions  or  innuendos.  This type of behavior  can create a  stressful,  intimidating  and  offensive atmosphere; it may adversely affect morale and work performance.

         Any  employee  who feels  offended by the action or comments of another,  or any employee who has observed such behavior,  should report the matter,  in confidence,  to his or her immediate  supervisor or manager.
         If that  presents a  problem,  report the matter to the local  Human  Resources  Officer or the  Baltimore
         Legal Department.  All complaints will be investigated  immediately and  confidentially.  Any employee who has behaved in a reprehensible  manner will be subject to disciplinary  action in keeping with the gravity of the offense.

         Drug and Alcohol  Abuse.  TRPI's policy is to maintain a drug-free  workplace and prevent  alcohol  abuse.
         This policy  fosters a safe,  healthful  and  productive  environment  for its employees and customers and protects TRPI's property, equipment, operations and reputation in the community and the industry.

PAST AND CURRENT  LITIGATION.  As a  condition  of  employment,  new  employees  answer a  questionnaire  regarding certain  regulatory and related  matters.  TRPI uses the  information  obtained  through these  questionnaires  and others to answer questions asked on United States,  state, IMRO and other  governmental  registration forms and for insurance and bonding  purposes.  Each employee is responsible  for keeping answers on the  questionnaire  current.
If an  employee  becomes  party to any  proceeding  that  could  lead to his or her  conviction  for any  felony or misdemeanor  (other than  traffic or other minor  offenses)  or becomes the subject of a  regulatory  action by the
SEC, IMRO, a state, or any government,  regulatory agency, or self-regulatory  organization  relating to securities or investment  activities,  he or she should notify the Baltimore  Legal  Department and the local Human  Resources
Officer promptly.

FINANCIAL  REPORTING.  TRPI's  records are  maintained  in a manner  that  provides  for an accurate  record of all financial  transactions  in  conformity  with  generally  accepted  accounting  principles.  No false or  deceptive entries may be made and all entries must contain an  appropriate  description of the  underlying  transaction.  All reports,  vouchers,  bills, invoice, payroll and service records and other essential data must be accurate,  honest and timely and should provide an accurate and complete representation of the facts.

HEALTH AND SAFETY IN THE WORKPLACE.  TRPI recognizes its  responsibility  to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

ILLEGAL  PAYMENTS AND  INDUCEMENTS.  U.S.,  U.K.,  state,  and certain foreign laws prohibit the payment of bribes, kickbacks,  inducements  or other  illegal  gratuities  or  payments  by or on behalf of TRPI.  TRPI,  through  its policies  and  practices,  is  committed  to comply  fully  with these  laws.  The United  States  Foreign  Corrupt
Practices  Act makes it a crime to  corruptly  give,  promise or  authorize  payment,  in cash or in kind,  for any service to a foreign  official or  political  party in  connection  with  obtaining or  retaining  business.  If an employee  is  solicited  to make or receive an  illegal  payment,  he or she should  contact  the  Baltimore  Legal
Department.

MARKETING  AND  SALES  ACTIVITIES.   All  written  and  oral  marketing  materials  and  presentations   (including
performance  data) must be in compliance with  applicable SEC,  National  Association of Securities  Dealers,  Inc.
("NASD"),  IMRO and Association of Investment  Management and Research ("AIMR")  requirements.  All advertisements, sales literature,  and other written marketing  materials must be reviewed and approved by the advertising  section of the Baltimore  Legal  Department  prior to use. All performance  data  distributed  outside the firm,  including total return and yield information, must be obtained from the TRPI Performance Group before distribution.

POLICY  REGARDING  ACCEPTANCE  AND GIVING OF GIFTS AND  GRATUITIES.  The firm, as well as its employees and members of their  families,  should not accept or give gifts that might in any way create or appear to create a conflict of interest or  interfere  with the  impartial  discharge  of our  responsibilities  to clients or place our firm in a difficult or embarrassing position.

Such gifts would include  gratuities or other  accommodations  from or to business  contacts,  brokers,  securities salespersons,  approved companies,  suppliers,  clients, or any other individual or organization with whom our firm has a business  relationship,  but would not include certain types of business  entertainment as described later in this section.

         Receipt of Gifts.  Personal  contacts  may lead to gifts which are offered on a  friendship  basis and may be perfectly  proper.  It must be  remembered,  however,  that  business  relationships  cannot  always be separated  from  personal  relationships  and that the  integrity  of a  business  relationship  is always susceptible to criticism in hindsight where gifts are received.

         Under no  circumstances  may employees  accept gifts from any business or business  contact in the form of cash or cash  equivalents.  Gift  certificates  may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

         There may be an occasion where it might be awkward to refuse a token non-cash  expression of  appreciation given in the spirit of  friendship.  In such cases,  the value should not exceed $100 (U.S.  dollars) from each  business  or  business  contact in any  twelve-month  period.  The value of a gift  directed  to the members of a Department  as a group may be divided by the number of employees in that  Department.  A gift sent to the firm  generally  may be  awarded  to the  winner  of a  random  drawing  open to all  eligible employees.  Gifts  received  which are  unacceptable  according  to this  policy  must be  returned to the giver.  Further,  gifts must always be received in the employee's  normal  workplace.  Gifts should not be sent to the employee's home.

         Giving of Gifts.  An  employee  may never  give a gift to a  business  contact in the form of cash or cash equivalents,  including  gift  certificates.  Token  gifts  may be given  to  business  contacts,  but the aggregate  value of all such gifts given to the  business  contact  may not exceed $100 (U.S.  dollars) in any twelve-month  period without the permission of the Ethics  Committee.  If an employee believes that it would be  appropriate  to give a gift with a value  exceeding  $100 to a  business  contact  in a specific situation, he or she must submit a written request to the Ethics Committee.  The request should specify:

o        the name of the giver;
o        the name of the intended recipient and his or her employer;
o        the nature of the gift and its monetary value;
o        the nature of the business relationship; and
o        the reason the gift is being given.

         NASD regulations  prohibit  exceptions to the $100 (U.S. dollars) limit for gifts given in connection with
         T. Rowe Price Investment Services Inc.'s ("Investment  Services") business.  The Corporate Gift Department in Baltimore or compliance  personnel in London (the "TRPI Investment  Compliance  Team"), as appropriate, will retain a record of all gifts given in connection with Investment  Services' business,  as required by
         NASD Conduct Rule 3060.

         Entertainment.  Our  firm's  $100  (U.S.  dollars)  limit on the  acceptance  and giving of gifts not only applies to gifts of  merchandise,  but also covers the  enjoyment  or use of property  or  facilities  for weekends,  vacations,  trips,  dinners, and the like. However,  this limitation does not apply to dinners, sporting events and other  activities which are a normal part of a business  relationship.  The acceptance of an invitation  from a business  contact to sporting or other events is an  appropriate  way to maintain good  relationships.  However,  if any employee engages in such activities in excess,  serious conflict of interest  questions can arise.  When such  invitations  involve time away from the office,  they should be checked by the  employee's  supervisor.  As a matter of firm policy,  employees are limited to two days in any calendar year for such entertainment  events.  Further  invitations may be accepted,  but they must be accommodated  within the employee's own time or holiday leave.  Acceptance of invitations  under this rule should be advised to the  relevant  recordkeeper  of holiday  entitlements,  otherwise  these days will be deducted from holiday entitlements.

         To illustrate the principle behind the entertainment policy, the following examples are provided:

                  First  Example:  The head of  institutional  research at brokerage  firm "X" (whom you have known and done  business  with for a number of years)  invites you and your husband to join her and her husband for dinner and afterwards a theatrical production.

                  Second  Example:  You wish to see a recent hit  musical  in London,  but are told it is sold out.
                  You call a broker  friend  who works at company  "X" to see if he can get  tickets  for you.  The broker says yes and offers you two tickets free of charge.

                  Third  Example:  You have been  invited by a vendor to a multi-day  excursion  to a resort  where the primary  focus is  entertainment  as opposed to business.  The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second  example,  it would not be proper to solicit a person doing  business  with the firm for free tickets to any event.  You could,  however,  accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

         With respect to the third example,  trips of substantial  value, such as multi-day  excursions to resorts, hunting  locations  or sports  events,  where the primary  focus is  entertainment  as opposed to business activities,  would  not  be  considered  a  normal  part  of  a  business  relationship.  Generally,  such invitations  may not be accepted  unless our firm or the employee  pays for the cost of the  excursion and the employee has obtained approval from Martin Wade, David Warren or their designee.

         The same  principles  apply if an employee  wishes to  entertain  a business  contact.  Inviting  business contacts and, if  appropriate,  their guests,  to an occasional  meal,  sporting  event,  the theater,  or comparable  entertainment  is acceptable as long as it is neither so frequent nor so extensive as to raise any question of  propriety.  If an employee  wishes to pay for a business  guest's  transportation  (e.g., airfare)  and/or  accommodations  as part of  business  entertainment,  he or she must first  receive  the permission of the Ethics Committee.

RESEARCH  TRIPS.  Occasionally,  brokers  or  portfolio  companies  invite  employees  of our  firm  to  attend  or participate in research conferences,  tours of portfolio companies' facilities,  or meetings with the management of such  companies.  These  invitations  may  involve  traveling  extensive  distances  to and from  the  sites of the specified  activities  and may require  overnight  lodging.  As a general  rule,  such  invitations  should only be accepted  after a  determination  has  been  made  that the  proposed  activity  constitutes  a  valuable  research opportunity  which will be of primary  benefit to our  clients.  All travel  expenses  to and from the sites of the activities,  and the expenses of any overnight lodging,  meals or other accommodations  provided in connection with such  activities,  should be paid for by our firm  except in  situations  where  the  costs  are  considered  to be insubstantial  and  are not  readily  ascertainable.  Employees  may  not  accept  reimbursement  from  brokers  or portfolio  companies for travel and hotel expenses;  speaker fees or honoraria for addresses or papers given before audiences;  or consulting  services or advice they may render.  Likewise,  employees may neither request nor accept loans or personal services from brokers or portfolio companies.

POLITICAL ACTIVITIES.  Employees are encouraged to participate and vote in all national and local elections.

No political  contribution of corporate funds,  direct or indirect,  to any political candidate or party, or to any other  organization  that might use the  contribution  for a  political  candidate  or party,  or use of  corporate property,  services or other assets may be made without the written  approval of the  Baltimore  Legal  Department.
These  prohibitions  cover not only direct  contributions but also indirect  assistance or support of candidates or political  parties through  purchase of tickets to special dinners or other fund raising events,  or the furnishing of any other goods, services or equipment to political parties or committees.

PROTECTION OF CORPORATE  ASSETS.  All employees are  responsible  for taking  measures to ensure that TRPI's assets are properly protected.  This responsibility not only applies to our business  facilities,  equipment and supplies, but also to intangible  assets such as proprietary,  research or marketing  information,  corporate  trademarks and servicemarks, and copyrights.

QUALITY OF SERVICES.  It is a continuing  policy of TRPI to provide  investment  products and services  which:  (1)
meet applicable laws,  regulations and industry standards;  (2) are offered to the public in a manner which ensures that each  client/shareholder  understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, IMRO, state and NASD rules and regulations.

The quality of TRPI's  investment  products and  services  and  operations  affects our  reputation,  productivity, profitability  and market  position.  TRPI's goal is to be quality leader and to create  conditions  that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD  RETENTION.  Under various U.S.,  U.K., and other  governmental  laws and  regulations,  TRPI is required to produce,  maintain and retain various records,  documents and other written (including electronic)  communications.
Each employee is responsible for adhering to TRPI's record  maintenance  and retention  policies.  Generally,  U.S.
law  requires an  investment  adviser to retain  records in a readily  accessible  location  for not less than five years from the end of the fiscal year during which the record was made,  the current  year and the two  immediately preceding years in an appropriate office of the adviser.  (See Tab 7, Investment Adviser  Compliance  Manual).  Any
questions regarding this requirement should be addressed to the Baltimore Legal Department.

REFERRAL  FEES.  United States  securities  laws  strictly  prohibit the payment of any type of referral fee unless certain  conditions are met. This would include any  compensation  to persons who refer clients or  shareholders to us (e.g., brokers,  registered  representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services  (including  the  allocation of  brokerage).  IMRO also  prohibits the payment of certain  inducements.  No  arrangements  involving  referral fees or  inducements  should be entered into obligating TRPI or any employee unless approved by the Baltimore Legal Department.

RELEASE OF  INFORMATION TO THE PRESS.  All requests for  information  from the media  concerning  TRPI's  corporate affairs,  mutual funds,  investment services,  investment  philosophy and policies,  and related subjects should be referred to Martin Wade,  David  Warren,  David  Testa,  or to the Public  Relations  Department  in Baltimore  for
reply.  Investment  professionals  who  are  contacted  directly  by  the  press  concerning  a  particular  fund's investment  strategy  or market  outlook  may use their own  discretion,  but are  advised to check with the Public
Relations  Department in Baltimore if they do not know the reporter or feel it may be  inappropriate  to comment on a particular matter.

RESPONSIBILITY  TO REPORT  VIOLATIONS.  Every  employee who becomes aware of a violation of this Code is encouraged to report,  on a  confidential  basis,  the violation to his or her  supervisor.  If the  supervisor  appears to be involved in the  wrongdoing,  the report  should be made to the next level of  supervisory  authority  or to Martin
Wade or David  Warren.  Upon  notification  of the alleged  violation,  the  supervisor  is obligated to advise the
Baltimore Legal Department.

It is TRPI's  policy that no adverse  action will be taken  against any  employee  who reports a violation  in good faith.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE.  Employees may serve as trustees,  co-trustees,  executors or personal  representatives  for the estates of or trusts  created by close  family  members.  Employees  may also serve in such capacities for estates or trusts created by nonfamily  members.  However,  if an employee  expects to be  actively  involved  in an  investment  capacity in  connection  with an estate or trust  created by a nonfamily member,  he or she must first be  granted  permission  by the Ethics  Committee.  If an  employee  serves in any of these  capacities,  securities  transactions  effected in such accounts  will be subject to the prior  approval and reporting requirements of our Statement of Policy on Securities Transactions.

If any  employees  presently  serve in any of these  capacities  for  nonfamily  members,  they should report these relationships in writing to the Ethics Committee.

SPEAKING  ENGAGEMENTS AND  PUBLICATIONS.  Employees are often asked to accept  speaking  engagements on the subject of  investments,  finance,  or their own  particular  specialty  with our  organization.  This is encouraged by the firm, as it enhances our public  relations,  but you should obtain approval from Martin Wade or David Warren before you accept such requests.

You may also accept an offer to teach a course on investments  or related topics (for example,  at a local college)
in your  individual  capacity  with  the  approval  of the head of your  Division.  You  should  also  contact  the
Baltimore  Legal  Department  in this  instance to discuss any  guidelines  triggered  by NASD or other  regulatory requirements.

Before making any  commitment to write or publish any article or book on a subject  related to  investments or your work at TRPI, approval should be obtained from Martin Wade or David Warren.

TRADING IN  SECURITIES  WITH  INSIDE  INFORMATION.  The  purchase  or sale of  securities  while in  possession  of material,  inside information is prohibited by U.S., U.K., and other  governmental laws.  Information is considered inside and material if it has not been publicly  disclosed and is  sufficiently  important that it would affect the decision  of a  reasonable  person to buy,  sell or hold stock in an issuer,  including  T. Rowe Price  Associates'
stock.  Under no  circumstances  may an employee  transmit such  information  to any other person,  except to other employees  who are required to be kept  informed on the  subject.  All  employees  should read and  understand  the
Statement of Policy on Material,  Inside  (Non-Public)  Information  (see page 3-1).  Any  questions  regarding the firm's  policies  in this  area  should  be  addressed  to the  Baltimore  Legal  Department,  the TRPI  Investment
Compliance Team, or the TRPI Compliance Officer in London ("TRPI Compliance Officer").

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August, 2000

                                                        3-10

                                          T. ROWE PRICE INTERNATIONAL, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                      MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

PURPOSE OF  STATEMENT  OF POLICY.  The  purpose of this  Statement  of Policy  ("Statement")  is to comply with the requirement of the United States Insider Trading and Securities Fraud Enforcement Act to establish,  maintain,  and enforce written  procedures  designed to prevent insider trading.  This Statement  explains:  (i) the general legal prohibitions  and  sanctions  regarding  insider  trading;  (ii) the  meaning of the key  concepts  underlying  the prohibitions;  (iii) the  obligations  of each  officer,  director,  and  employee  ("Employee")  of T. Rowe  Price
International,  Inc.  ("TRPI") in the event he or she comes into  possession of material,  non-public  information;
and (iv) the firm's  educational  program  regarding  insider trading.  TRPI has also adopted a Statement of Policy on Securities Transactions ("Securities  Transactions  Statement"),  which requires certain persons to obtain prior clearance  with respect to their  personal  securities  transactions  and to report such  transactions  on a timely basis.

THE BASIC  INSIDER  TRADING  PROHIBITION.  The "insider  trading"  doctrine  under United  States  securities  laws generally prohibits any person (including investment advisers) from:

o        trading in a security while in possession of material, non-public information regarding the security;

o        tipping such information to others;

o        recommending the purchase or sale of securities while in possession of such information;

o        assisting someone who is engaged in any of the above activities.

Thus,  "insider  trading" is not limited to insiders of the company whose securities are being traded.  It can also apply to non-insiders,  such as investment analysts,  portfolio managers and stockbrokers.  In addition,  it is not limited to persons who trade.  It also  covers  persons  who tip  material,  non-public  information  or  recommend transactions in securities while in possession of such information.

POLICY  OF  TRPI ON  INSIDER  TRADING.  It is the  policy  of  TRPI to  prohibit  any of its  Employees,  while  in possession of material,  non-public  information,  from trading  securities or  recommending  transactions,  either personally or in its proprietary  accounts or on behalf of others  (including  mutual funds and private  accounts), or  communicating  material,  non-public  information to others in violation of the  securities  laws of the United
States or any other country that has jurisdiction over its activities.

"NEED TO KNOW" POLICY. All information  regarding planned,  prospective or ongoing securities  transactions must be treated as confidential.  Such information  must be confined,  even within the firm, to only those  individuals and departments  that  must  have  such  information  in order  for  TRPI to  carry  out its  engagement  properly  and effectively.

TRANSACTIONS  INVOLVING T. ROWE PRICE  ASSOCIATES,  INC.  STOCK.  TRPI's parent is T. Rowe Price  Associates,  Inc.
("Price Associates"),  which is a public company whose stock is traded on the NASDAQ/NMS System.  Certain Employees of TRPI could,  under certain  circumstances,  be deemed to be "insiders" with respect to Price  Associates.  It is therefore  important  that these persons not discuss with family,  friends or other  persons any matter  concerning
Price Associates which might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS.  Penalties  for  trading on  material,  non-public  information  are  severe,  both for the  individuals involved in such unlawful  conduct and their  employers.  An Employee of TRPI who violates the insider trading laws can be subject to some or all of the  penalties  described  below,  even if he or she does not  personally  benefit from the violation:

o        Injunctions;
o        Treble damages;
o        Disgorgement of profits;
o        Criminal fines;
o        Jail sentences;
o        Civil penalties for the person who committed the violation (which would,  under normal  circumstances,  be the  Employee  and not the firm) of up to three times the profit  gained or loss  avoided,  whether or not the individual actually benefitted; and

o        Civil  penalties  for TRPI (and other  persons,  such as managers  and  supervisors,  who are deemed to be controlling  persons) of up to the greater of  $1,000,000  or three times the amount of the profit  gained or loss avoided under U.S. law.  Fines can be unlimited under U.K. law.

In addition,  any  violation of this  Statement  can be expected to result in serious  sanctions  being  imposed by
TRPI, including dismissal of the person(s) involved.

The  provisions  of both U.S.  and U.K.  law  discussed  below are complex and wide  ranging.  So if you are in any doubt  about how they  affect  you,  you must  consult a member of the TRPI  Compliance  Team in London  (the "TRPI
Investment  Compliance  Team"),  the TRPI  Compliance  Officer in London ("TRPI  Compliance  Officer") or the Legal
Department in Baltimore ("Baltimore Legal Department").

U.S. LAW REGARDING INSIDER TRADING PROHIBITIONS.

Introduction.  "Insider  trading"  is a top  enforcement  priority of the United  States  Securities  and  Exchange
Commission  ("SEC").  In 1988, the United States Insider Trading and Securities  Fraud  Enforcement Act (the "Act")
was signed into law. This Act has had a far reaching  impact on all public  companies and especially  those engaged in the securities  brokerage or investment advisory industries,  including directors,  executive officers and other controlling  persons  of such  companies.  While  the Act does not  provide  a  statutory  definition  of  "insider trading," it contains major changes to the previous law.  Specifically, the Act:

      Written  Procedures.   Requires  SEC-registered  brokers,  dealers  and  investment  advisers  to  establish, maintain and enforce written policies and procedures  reasonably  designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties.  Imposes severe civil penalties on brokerage firms,  investment  advisers,  their management and advisory  personnel and other  "controlling  persons" who fail to take adequate steps to prevent  insider trading and illegal tipping by Employees and other  "controlled  persons." Persons who directly or indirectly control violators,  including entities such as TRPI, and their officers and directors,  now face penalties to be  determined  by the court in light of the facts  and  circumstances,  but not to  exceed  the  greater  of
      $1,000,000  (U.S.  dollars)  or three  times the amount of profit  gained or loss  avoided as a result of the violation.

      Criminal Penalties.  Provides penalties for criminal securities law violations:

o        Maximum jail term -- ten years;
o        Maximum criminal fine for individuals -- $1,000,000;
o        Maximum criminal fine for entities --$2,500,000.

      Private  Right of  Action.  Establishes  a  statutory  private  right of action on behalf of  contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments.  Authorizes the SEC to award bounty payments to persons who provide  information  leading to the  successful  prosecution  of insider  trading  violations.  Bounty  payments are at the discretion of the
      SEC, but may not exceed 10% of the penalty imposed.

Basic  Concepts  of Insider  Trading.  The four  critical  concepts in United  States  insider  trading  cases are:
(1) fiduciary  duty/misappropriation,  (2)  materiality,  (3)  non-public,  and (4)  possession.  Each  concept  is discussed below.

Fiduciary  Duty/Misappropriation.  In two  decisions,  Dirks v. SEC and  Chiarella v.  United  States,  the  United
States  Supreme Court held that insider  trading and tipping  violate the federal  securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider,  such as a corporate officer,  purchases  securities of his or her corporation  on  the  basis  of  material,  non-public  information.  Such  conduct  breaches  a duty  owed  to the corporation's  shareholders.  The duty breached,  however,  need not be to  shareholders  to support  liability for insider trading;  it could also involve a breach of duty to a client,  an employer,  employees,  or even a personal acquaintance.  For example,  courts have held that if the insider  receives a personal  benefit  (either  direct or indirect) from the  disclosure,  such as a pecuniary gain or reputational  benefit,  that would be enough to find a fiduciary breach.

The concept of who  constitutes  an  "insider"  is broad.  It  includes  officers,  directors  and  employees  of a company. In addition,  a person can be a "temporary  insider" if he or she enters into a confidential  relationship in the conduct of a company's  affairs and, as a result,  is given access to  information  solely for the company's purpose.  A temporary  insider can include,  among others, a company's  attorneys,  accountants,  consultants,  and bank lending  officers,  as well as the  employees  of such  organizations.  In  addition,  any person may become a temporary  insider of a company if he or she advises the company or provides other  services,  provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions in the United States have held that,  under a  "misappropriation"  theory,  an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining  information  improperly or (2) using information that was obtained properly for an improper purpose.  For example,  if information is given to an analyst on a confidential  basis and the analyst uses that information for trading purposes,  liability could arise under the misappropriation  theory.  Similarly,  an analyst who trades in breach of a duty owed either to his or her  employer  or client may be liable  under the  misappropriation  theory.  For  example,  the  United  States
Supreme Court upheld the  misappropriation  theory when a lawyer received material,  non-public  information from a law partner who  represented a client  contemplating  a tender  offer,  where that lawyer used the  information  to trade in the securities of the target company.

The  situations  in which a person can trade  while in  possession  of  material,  non-public  information  without breaching  a duty are so  complex  and  uncertain  that the only  safe  course is not to  trade,  tip or  recommend securities while in possession of material, non-public information.

Materiality.  Insider trading  restrictions  arise only when the information  that is used for trading,  tipping or recommendations  is "material." The  information  need not be so important that it would have changed an investor's decision to buy or sell;  rather,  it is enough that it is the type of  information on which  reasonable  investors rely in making purchase, sale or hold decisions.

      Resolving  Close Cases.  The United States Supreme Court has held that, in close cases,  doubts about whether or not information is material  should be resolved in favor of a finding of  materiality.  You should also be aware that your judgment  regarding  materiality  may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      Effect on Market Price.  Any information  that, upon  disclosure,  is likely to have a significant  impact on the market price of a security should be considered material.

      Future  Events.  The  materiality  of facts  relating to the possible  occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations.  The following  list,  though not  exhaustive,  illustrates the types of matters that might be considered material: a joint venture,  merger or acquisition;  the declaration or omission of dividends;  the acquisition or loss of a significant  contract; a change in control or a significant change in management;  a call of securities for redemption;  the borrowing of a significant  amount of funds;  the purchase or sale of a significant  asset;  a  significant  change in capital  investment  plans;  a significant  labor dispute or disputes with  subcontractors  or suppliers;  an event  requiring a company to file a current  report on Form
      8-K with the SEC;  establishment  of a program to make purchases of the company's own shares;  a tender offer for another  company's  securities;  an event of technical  default or default on interest  and/or  principal payments;  advance  knowledge of an upcoming  publication  that is expected to affect the market price of the stock.

      These  illustrations  are equally  applicable  to Price  Associates  as a public  company and should serve as examples  of the  types of  matters  that  Employees  should  not  discuss  with  persons  outside  the firm.
      Remember,  even though you may have no intent to violate any securities  law, an offhand  comment to a friend might be used  unbeknownst  to you by such friend to effect  purchases or sales of Price  Associates'  stock.
      If such  transactions  were  discovered  and your friend were  prosecuted,  your  status as an  informant  or
      "tipper" would directly involve you in the case.

Non-public vs. Public  Information.  Any information  which is not "public" is deemed to be  "non-public."  Just as an investor is permitted to trade on the basis of  information  that is not  material,  he or she may also trade on the basis of  information  that is  public.  Information  is  considered  public if it has been  disseminated  in a manner making it available to investors  generally.  An example of non-public  information  would include  material information  provided to a select group of analysts but not made  available to the  investment  community at large.
Set forth below are a number of ways in which non-public information may be made public:

      Disclosure  to News Services and National  Papers.  The U.S.  stock  exchanges  require each  exchange-traded issuer to  disseminate  material,  non-public  information  about itself to:  (1) the  national  business and financial  newswire  services (Dow Jones and Reuters);  (2) the  national  service  (Associated  Press);  and
      (3) The New York Times and The Wall Street Journal.

      Local  Disclosure.  An  announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      Information  in SEC  Reports.  Information  contained  in  reports  filed  with the SEC will be  deemed to be public.

      Information in Brokerage  Reports.  Information  published in bulletins and research reports  disseminated by brokerage firms will, as a general matter, be deemed to be public.

If TRPI is in possession of material,  non-public  information  with respect to a security before such  information is disseminated to the public (i.e.,  such as being  disclosed in one of the public media  described  above),  TRPI and its Employees must wait a sufficient  period of time after the  information is first publicly  released  before trading or initiating transactions to allow the information to be fully disseminated.

Concept  of  Possession.  It is  important  to note that the SEC takes the  position  that the  United  States  law regarding  insider  trading  prohibits  any person from  trading in a security in  violation of a duty of trust and confidence  while in possession of material,  non-public  information  regarding the security.  This is in contrast to trading on the basis of the material,  non-public  information.  To illustrate  the problems  created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      First,  if the  investment  committee to the  International  Stock Fund were to obtain  material,  non-public information  about one of its portfolio  companies from a TRPI equity  research  analyst,  that fund would be prohibited  from trading in the securities to which that  information  relates.  The  prohibition  would last until the information is no longer material or non-public.

      Second,  if  the  investment  committee  to  the  International  Stock  Fund  obtained  material,  non-public information  about a  particular  portfolio  security  but  continued  to  trade in that  security,  then the committee members, TRPI, and possibly management personnel might be liable for insider trading violations.

      Third,  even if the  investment  committee  to the Fund  does  not  come  into  possession  of the  material, non-public  information known to a TRPI equity research analyst, if it trades in the security,  it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

Tender Offers.  Tender offers are subject to  particularly  strict  regulation  under the United States  securities laws.  Specifically,  trading in  securities  which are the  subject of an actual or  impending  tender  offer by a person who is in possession of material,  non-public  information  relating to the offer is illegal,  regardless of whether  there was a breach of fiduciary  duty.  Under no  circumstances  should you trade in  securities  while in possession of material, non-public information regarding a potential tender offer.

U.K. LAW REGARDING INSIDER TRADING PROHIBITIONS.

The U.K. Act.  The Criminal Justice Act 1993 (the "U.K. Act") prohibits an "insider" from:

o        dealing in "securities" about which he or she has "inside information";

o        encouraging another person to deal in those securities;

o        disclosing the "inside  information"  otherwise than in the proper performance of the insider's employment office or profession.

The definition of  "securities"  is very wide and is not limited to U.K.  securities.  The U.K. Act also covers all dealing in "securities," whether on or off market and whether done within or without the U.K.

The following flow chart illustrates the core concepts under the U.K. Act:

      Who is an Insider?  A person has information as an "insider" if:

o        it is, and he or she knows that it is, "inside information" and;

o        he or she has it, and knows that he or she has it,  directly or  indirectly  from an "inside  source".  An
              "inside  source" is any  director,  employee  or  shareholder  of an issuer of  securities  or anyone having access to the information by virtue of his or her employment, profession, office and duties.

      What is Inside Information Under the U.K. Act?  "Inside Information" is information which:

o        relates to particular securities, or particular issuers of securities;

o        is specific or precise;

o        has not been "made public"; and

o        is  likely  to  have  a  significant  effect  on  the  price  if  it  were  "made  public".   Examples  of
              price-sensitive information would include knowledge of any:

o        proposed takeover or merger;

o        potential company insolvency;

o        unpublished information as to profits or losses of any company for any period;

o        decision by a company concerning dividends or other distributions;

o        proposed change in the capital structure of a company;

o        material acquisitions or realizations of assets by a company;

o        substantial acquisition or disposal of shares of a company;

o        proposal to change the general character or nature of the business of a company or group;

o        proposed change in the directors or senior executives of a company; and

o        substantial borrowing by a company.

      When is Information Made Public?  Information is "made public" if it:

o        is published in  accordance  with the rules of a regulated  market for the purpose of informing  investors and their professional advisers;

o        is contained in records open to public inspection;

o        can be readily acquired by any person likely to deal in the securities

o        to which the information relates, or

o        of an issuer to which the information relates;

o        is derived from information which has been "made public".

      Criminal  Penalties.  The  penalties  under the U.K.  Act are a maximum of seven  years  imprisonment  and an unlimited fine.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION.

All  Employees  stationed in London,  Paris,  and Buenos Aires will be referred to in this portion of the Statement as "London  Employees."  All  Employees  stationed  in Hong Kong,  Singapore  and Tokyo will be referred to in this portion of the Statement as "Hong Kong Employees."  Unless specified in this manner,  the Statement  applies to all
TRPI Employees,  except those who are subject to the Price  Associates Code of Ethics and its Procedures.  The list of issuers about which  Employees have material,  inside  information  will be referred to in this Statement as the
TRPI Restricted List.

      A.  Procedures  for  London  Employees.  Whenever  a London  Employee  comes  into  possession  of  material, non-public  information about a security or an issuer of a security,  he or she should immediately inform
          Carol Eve or Rachel  Dickens of the TRPI  Investment  Compliance  Team that he or she is in possession of such  information  and the nature of the  information.  Carol Eve or Rachel Dickens will make a record of this  notification by placing the issuer on the TRPI Restricted List,  noting such pertinent  information as the person(s) in possession of the information,  the reason for its inclusion,  and the local time and date on which the issuer  was  placed on this List.  She will also  promptly  relay this  information  to
          Dottie Jones in the Compliance Department in Baltimore ("Baltimore  Legal/Compliance"),  and to Christine
          To, the Head Dealer at the TRPI Hong Kong  Dealing  Desk,  or Connie Tse ("Hong Kong Head  Dealer").  She
          will also inform the Head Dealer at the Robert Fleming  Investment  Management  Dealing Desk ("RF Dealing
          Desk") or his or her  designee  ("RF  Head  Dealer")  or the TRPI Head  Dealer,  as  appropriate,  of the inclusion  of the issuer on the List,  but not of the nature of the  information.  Dottie  Jones will add the issuer to the Price  Associates'  Restricted  List.  If the London  Employee is unsure about  whether the  information is material and  non-public,  he or she should  immediately  contact Carol Eve or Rachel
          Dickens,  the TRPI Compliance  Officer, or the Baltimore Legal Department for advice and may not disclose the  information  or trade in the  security  until the issue is  resolved.  The London  Employee may only disclose the  information if approved on a "need to know" basis by Carol Eve,  Rachel  Dickens,  the TRPI
          Compliance Officer, or the Baltimore Legal Department.

          When the  information is no longer material  and/or  non-public,  Carol Eve or Rachel Dickens will remove the issuer from the TRPI  Restricted  List and note the reason for and the date and local time of removal of the  issuer  from  this  List.  She will  also  promptly  relay the  information  to Dottie  Jones and
          Christine  To or Connie Tse, and inform the RF Head Dealer or the TRPI Head Dealer,  as  appropriate,  of the  removal  of the  issuer  from the  List.  Dottie  Jones  will  remove  the  issuer  from  the  Price
          Associates'  Restricted  List. If the London  Employee or Carol Eve or Rachel  Dickens is unsure  whether the issuer  should be removed from the TRPI  Restricted  List,  he or she should  first  contact the TRPI
          Compliance  Officer or the Baltimore  Legal  Department  for advice.  If Carol Eve and Rachel Dickens are unavailable,  the  London  Employee  should  contact  TRPI  Compliance  Officer  or the  Baltimore  Legal
          Department regarding removal of the issuer from the TRPI Restricted List.

      B.  Procedures  for Hong Kong  Employees.  Whenever a Hong Kong Employee  comes into  possession of material, non-public  information  about a security  or the issuer of any  security,  he or she should  immediately inform  Christine To or Connie Tse that he or she is in possession of such  information and the nature of the  information.  Christine  To or Connie Tse will make a record of this  notification  by  placing  the issuer on the TRPI Restricted  List,  noting the person(s) in possession of the  information,  the reason for its  inclusion,  and the local time and date on which the  issuer  was placed on this List.  She will promptly  relay this  information  to Dottie Jones and Carol Eve or Rachel  Dickens.  Carol Eve or Rachel
          Dickens will inform the RF Head Dealer or the TRPI Head Dealer,  as appropriate,  of the inclusion of the issuer on the List,  but not of the nature of the  information.  Dottie  Jones will add the issuer to the
          Price  Associates'  Restricted  List. If the Hong Kong  Employee is unsure about whether the  information is material and/or non-public,  he or she should immediately contact Carol Eve, Rachel Dickens,  the TRPI
          Compliance  Officer or the Baltimore Legal  Department for advice and may not disclose the information or trade in the  security  until the  issue is  resolved.  The Hong  Kong  Employee  may only  disclose  the information  if approved  on a "need to know" basis by Carol Eve,  Rachel  Dickens,  the TRPI  Compliance
          Officer, or the Baltimore Legal Department.

          When the  information is no longer  material  and/or  non-public,  Christine To or Connie Tse will remove the issuer from the TRPI  Restricted  List and note the reason for and the date and local time of removal of the issuer from this List.  She will  promptly  relay this  information  to Dottie Jones and Carol Eve or Rachel Dickens,  who will inform the RF Head Dealer or the TRPI Head Dealer,  as  appropriate,  of the removal of the issuer  from the List.  Dottie  Jones will  remove the issuer  from the Price  Associates'
          Restricted  List.  If the Hong Kong  Employee or Christine To or Connie Tse is unsure  whether the issuer should be removed  from the TRPI  Restricted  List,  he or she should  first  contact  Carol Eve,  Rachel
          Dickens,  the TRPI Compliance  Officer or the Baltimore Legal Department for advice.  If Christine To and
          Connie Tse are  unavailable,  the Hong Kong Employee should contact Carol Eve,  Rachel Dickens,  the TRPI
          Compliance  Officer,  or the Baltimore  Legal  Department  regarding  removal of the issuer from the TRPI
          Restricted List.

      C.  Procedures for Baltimore Employees.  Employees working in Baltimore  ("Baltimore  Employees") are subject primarily  to Price  Associates'  Code of Ethics and  Procedures.  Under this Code and  Procedures,  if a
          Baltimore  Employee  or a Price  Associates'  employee  comes into  possession  of  material,  non-public information  about a  security  or the  issuer of any  security,  he or she must  immediately  inform the
          Baltimore  Legal  Department.  If that  Department  determines  that the information is both material and non-public,  the issuer will be placed on either the Price  Associates'  Watch or Restricted List. If the
          issuer is a non-U.S.  issuer and is placed on the Price  Associates'  Restricted List,  Dottie Jones will promptly  relay the identity of the issuer,  the person(s) in possession of the  information,  the reason for its  inclusion,  and the local time and date on which the issuer was placed on the Price  Associates'
          List to  Christine  To or Connie Tse and to Carol Eve and  Rachel  Dickens.  Carol Eve or Rachel  Dickens
          will  place the  issuer on the TRPI  Restricted  List and  inform  the RF Head  Dealer,  or the TRPI Head
          Dealer,  as  appropriate,  of the  inclusion  of the  issuer  on the List,  but not of the  nature of the information.  Dottie Jones will document the addition as required by Price  Associates'  Procedures.  The
          Baltimore  Employee  may only  disclose  the  information  if  approved  on a "need to know" basis by the
          Baltimore Legal Department.

          When the  information  is no longer  material or is public,  Dottie Jones will remove the issuer from the
          Price  Associates'  List. If the issuer is a non-U.S.  issuer and had been placed on the Restricted List,
          Dottie  Jones will  promptly  relay this  information  to Christine To or Connie Tse and to Carol Eve and
          Rachel  Dickens.  Carol Eve or Rachel  Dickens will remove the issuer from the TRPI  Restricted  List and inform the RF Head  Dealer or the TRPI Head  Dealer,  as  appropriate,  of the removal of the issuer from the List.  Dottie Jones will document the removal as required by Price Associates' Procedures.

         The TRPI  Investment  Compliance  Team will keep a record of all inclusions and removals of issuers on the
         TRPI Restricted List for six (6) years.

      D.  General Procedures for All Employees.  Specifically, Employees in any office may not:

o        Trade in securities to which the material, non-public information relates;

o        Disclose the information to others;

o        Recommend purchases or sales of the securities to which the information relates.

The TRPI Restricted  List is highly  confidential  and should,  under no  circumstances,  be disseminated to anyone outside TRPI, the Dealing Desks, the Baltimore Legal Department, and Baltimore Legal/Compliance.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

To ensure the  confidentiality  of the TRPI Restricted  List, it is important that all Employees take the following steps to safeguard the confidentiality of material, non-public information:

o        Do not  discuss  confidential  information  in  public  places  such  as  elevators,  hallways  or  social gatherings;

o        To the extent  practical,  limit access to the areas of the firm where  confidential  information could be observed or overheard to Employees with a business need for being in the area;

o        Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

o        Where  appropriate,  maintain the  confidentiality of client identities by using code names or numbers for confidential projects;

o        Exercise care to avoid placing documents  containing  confidential  information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

o        Destroy copies of confidential documents no longer needed for a project.

TRPI has adopted specific  written  procedures,  Procedures  Pertaining to the  Administration  of the Statement of
Policy on Material,  Inside (Non-Public) Information  ("Procedures").  They are considered a part of this Statement and will be distributed to all appropriate personnel.

EDUCATION  PROGRAM.  While the probability of research  analysts and portfolio  managers being exposed to material, non-public  information with respect to issuers  considered for investment by clients is greater than that of other
Employees, it is imperative that all Employees have a full understanding of this Statement.

To ensure  that all  Employees  are  properly  informed of and  understand  TRPI's  policy with  respect to insider trading, the following program has been adopted:

      Initial  Review  for New  Employees.  All new  Employees  will be given a copy of the Code of  Ethics,  which includes this  Statement.  Each such person is required to read the Code and  acknowledge  in writing that he or she will  abide by its  applicable  provisions.  A member  of the TRPI  Investment  Compliance  Team  will review this  Statement  with each new portfolio  manager,  research  analyst,  and trader  promptly after the person's assumption of one of these positions.

      Distribution  of Statement.  Any time this  Statement is materially  revised,  copies will be  distributed to all Employees.

      Annual  Review with  Research  Analysts,  Portfolio  Managers  and Traders.  A member of the TRPI  Investment
      Compliance  Team will  review  this  Statement  at least  annually  with TRPI  portfolio  managers,  research analysts, and traders.

      Annual  Confirmation  of  Compliance.  All  Employees  will be asked to confirm  their  understanding  of and adherence to this Statement on an annual basis.

QUESTIONS.  If you have  any  questions  with  respect  to the  interpretation  or  application  of this  Statement generally or in connection with a specific  issuer,  you should consult with the TRPI Investment  Compliance  Team, the TRPI Compliance Officer, or a member of the Baltimore Legal Department.

E:\LGL\USERS\LGL5839\WPDATA\SARAH\CODEOFET.HIC\rpfi\newmaterialrpfi.1.doc
August, 2000

                                                        4-15

                                         T. ROWE PRICE INTERNATIONAL, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                               SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

        Legal  Requirement.  In accordance with the requirements of the securities laws of the United States (i.e., the Securities  Exchange Act of 1934, the  Investment  Company Act of 1940, the Investment  Advisers Act of
        1940 and the Insider Trading and Securities  Fraud  Enforcement Act of 1988) and the various United Kingdom laws and  regulations,  T. Rowe Price  International,  Inc.  ("TRPI") and the mutual funds which it manages
        ("TRPI  Funds") have adopted this  Statement of Policy on Securities  Transactions  ("Statement").  Both T.
        Rowe Price Associates,  Inc. ("Price Associates" or "TRPA") and T. Rowe Fleming Asset Management  ("TRFAM")
        have also adopted  Statements of Policy on Securities  Transactions.  Funds  sponsored and managed by Price
        Associates or TRPI may be referred to collectively in this Statement as the "Price Funds."

        TRPI's Fiduciary Position.  As an investment adviser,  TRPI is in a fiduciary position which requires it to act with an eye only to the benefit of its clients,  avoiding those situations which might place, or appear to place,  the interests of TRPI or its officers,  directors or employees in conflict with the interests of clients.

        Purpose of Statement.  The Statement was developed to help guide TRPI, its officers and employees,  and the independent  directors of the TRPI Funds,  including all Access Persons as defined below, in the conduct of their personal investments and to:

o        eliminate the  possibility  of a transaction  occurring  that the United  States  Securities  and Exchange
                  Commission  or  other  regulatory  bodies  would  view as  illegal,  such as Front  Running  (see definition below);

o        avoid  situations  where it might appear that TRPI or the TRPI Funds or any of their  officers,  directors or employees had  personally  benefited at the expense of a client or fund  shareholder  or taken inappropriate advantage of their fiduciary positions; and

o        prevent, as well as detect, the misuse of material, non-public information.

        All those covered by this  Statement are urged to consider the reasons for the adoption of this  Statement.
        TRPI's  and the TRPI  Funds'  reputations  could  be  adversely  affected  as the  result  of even a single transaction considered  questionable in light of the fiduciary duties of TRPI and the independent directors of the TRPI Funds.

        Front  Running.  Front  Running is illegal.  It is generally  defined as the purchase or sale of a security by an officer,  director or employee of an investment  adviser or mutual fund in  anticipation of and prior to the  adviser  effecting  similar  transactions  for its clients in order to take  advantage  of or avoid changes in market prices effected by the clients' transactions.

ETHICS  COMMITTEE.  TRPI has established an Ethics  Committee which is responsible for the  administration  of this
Statement.  Its  members  are  Martin  Wade and  David  Warren  (London)  and  Henry  Hopkins  and M.  David  Testa
(Baltimore).

TRPI  INVESTMENT  COMPLIANCE  TEAM.  The Ethics  Committee has designated the TRPI  Investment  Compliance  Team to carry out the compliance  functions  described in this  Statement.  The members of the TRPI  Investment  Compliance
Team include Carol Eve, Rachel Dickens, and Maxine Martin.

PERSONS  SUBJECT TO STATEMENT.  The provisions of this Statement  apply to the following  persons and entities.  In the case of an individual,  the Statement also applies to the  individual's  spouse,  minor  children,  and certain other relatives, as further described on page 4-4 of this Statement.

        TRPI.  TRPI for its own account, including sponsored retirement plans of the firm, if any.

        TRPI Officers,  Directors and Employees. Each officer,  director, and employee of TRPI. The term "Director"
        means any TRPI Director who is an officer or employee of TRPI or Price Associates.

        Each Officer,  Director, and Employee stationed in TRPI's Baltimore office will be referred to as Baltimore
        Employees.  Baltimore  Employees  are subject to all the  provisions of the TRPA  Statement,  including its prior  clearance and various  reporting  requirements.  Therefore,  although  Baltimore  Employees  will be subject to this Statement's general principles,  they will not be subject to the Statement's specific prior clearance or reporting requirements.  The TRPA Statement is considered a part of this Statement.

        Certain Temporary Workers.  These workers include:

o        Any temporary or consultant  when his or her  assignment at TRPI exceeds or will exceed four weeks or when his or her cumulative assignments exceed eight weeks over a twelve-month period; and

o        Any contingent  worker  immediately at the time of engagement if his or her assignment is more than casual in nature or if he or she will be exposed to the kinds of information  and situations  that would create conflicts on matters covered in the Code.

        TRFAM Personnel.  As stated earlier,  a Statement of Policy on Securities  Transactions has been adopted by
        TRFAM.  Under that Statement,  any TRFAM officer,  director,  or employee who has been seconded to TRFAM by
        TRPI and who works in any office other than Baltimore will be subject to this Statement.

INDEPENDENT  DIRECTORS OF THE TRPI FUNDS.  The  Independent  Directors of the TRPI Funds are prohibited from owning the stock of Price Associates.  They are subject to:

o        the Statement's general principles;
o        the Statement's transaction reporting requirements;
o        restrictions on dealing with clients;
o        co-investing restrictions;
o        investment in client investment partnership restrictions; and
o     1/2 of 1% ownership reporting requirements

        They are exempt from:

o        prior clearance requirements; and
o        the requirements and rules dealing with:

o        new issues;
o        investment clubs;
o        private placements;
o        short sales;
o        trading activity;
o        brokerage confirmations, periodic account statements and notification of broker/dealer accounts;
o        the 60-Day Rule; and
o        disclosure of personal securities holdings.

ACCESS PERSONS. The term "Access Person" means:

o        TRPI;

o        any officer (vice  president or above) or director of TRPI or the Price Funds  (excluding the  Independent
            Directors of the TRPI Funds);

o        any employee of TRPI, or the Price Funds who, in connection  with his or her regular  functions or duties, makes,  participates  in,  obtains,  or has access to  information  regarding  the  purchase or sale of securities by a Price Fund or other advisory  client,  or whose  functions  relate to the making of any recommendations with respect to the purchases or sales; or

o        any  person in a control  relationship  to TRPI or a Price Fund who  obtains or has access to  information concerning  recommendations  made to a Price Fund or other advisory  client with regard to the purchase or sale of securities by the Price Fund or advisory client.

       The TRPI  Investment  Compliance  Team notifies each Access Person of his or her status under the Code.  All officers, directors and employees of TRPI are deemed to be Access Persons.

        Investment  Personnel.  An Access Person is further identified as "Investment  Personnel" if, in connection with his or her regular  functions or duties,  he or she makes or  participates  in making  recommendations regarding  the  purchase  or sale of  securities  by a  Price  Fund or  other  advisory  client.  The  term
        "Investment Personnel" includes, but is not limited to, employees who are:

o        authorized  to make  investment  decisions or to  recommend  securities  transactions  on behalf of TRPI's clients;

o        research and credit analysts; and

o        TRPI traders.

All Investment  Personnel are deemed Access Persons under the Code. The TRPI  Investment  Compliance  Team notifies all Investment Personnel of their status under the Code.

QUESTIONS  ABOUT THE STATEMENT.  Covered Persons are urged to seek the advice of Martin Wade,  David Warren,  Henry
Hopkins,  the TRPI  Compliance  Officer or their  designees when they have questions as to the  application of this
Statement to their individual circumstances.

TRANSACTIONS  SUBJECT  TO  STATEMENT.  Except  as  provided  below,  the  provisions  of this  Statement  apply  to securities transactions that fall under one of the following two conditions:

If, you are a  "beneficial  owner" of the security  under the Rule 16a-1 of the United States  Securities  Exchange
Act of 1934 ("Exchange Act"), as defined below.

Or, if you control or direct securities trading for another person or entity, those trades are subject to this
Statement even if you are not a beneficial owner of the securities.  For example, if you have a power of attorney to direct transactions in another person's account or give ongoing advice to another person about his or her securities transactions, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

Definition of  Beneficial  Owner.  A  "beneficial  owner" is any person who,  directly or  indirectly,  through any contract,  arrangement,  understanding,  relationship, or otherwise, has or shares in the opportunity to derive any profit from a transaction in the security.

For example, a person has beneficial ownership in:

o        securities held by members of the person's immediate family sharing the same household;

o        securities  held by a trust,  if that person is either a trust  beneficiary  or a trustee with  investment control;

o        the right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

o        a  proportionate  interest in the portfolio  securities  held by a general or limited  partnership if that person is a general partner;

o        certain  performance-related  fees other than an asset-based fee,  received by any broker,  dealer,  bank, insurance company,  investment company,  investment adviser,  investment manager,  trustee or person or entity performing a similar function; and

o        the right to dividends that is separated or separable from the underlying  securities.  Otherwise, a right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions.  If you have beneficial ownership of a security,  any transaction  involving that security is presumed to be subject to the  relevant  requirements  of this  Statement,  unless you have no control  over the transaction.  Such a  situation  may  arise,  for  example,  if  you  have  delegated  investment  authority  to an independent  investment  adviser,  or your spouse has an  independent  trading  program in which you have no input.
Similarly,  if your spouse has investment control over, but no beneficial  ownership in, an unrelated  account,  an exemption may be appropriate.

If you feel you should not be subject to the  Statement's  relevant prior approval and/or  reporting  requirements, you should submit a written  request for  clarification  or exemption to the TRPI Investment  Compliance  Team. Any such request for clarification or exemption should name the account,  your interest in the account,  the persons or firms  responsible  for its  management,  and the basis upon which the exemption is being  claimed.  Exemptions are not self-executing; any exemption must be granted through the TRPI Investment Compliance Team.

NOTIFICATION  OF  BROKER/DEALER  ACCOUNTS.  All Access  Persons  must give  written  notice to the TRPI  Investment
Compliance Team before opening or trading in a securities account with any broker/dealer.

New Access  Persons.  New Access Persons must give written  notice to the TRPI  Investment  Compliance  Team of any existing  securities  accounts maintained with any broker/dealer when joining the firm (no later than 10 days after the starting date).

TRANSACTION REPORTING REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK).

        Transactions  That Must Be  Reported.  Other than for the  transactions  specified  below as exempt,  every person  subject  to this  Statement  is  required  to report  to the TRPI  Investment  Compliance  Team all securities transactions, including the following:

               Pro Rata  Distributions.  Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

               Regular  Savings  Schemes.   Transactions  involving  the  purchase  of  securities  pursuant  to  a systematic  investment  plan,  (i.e.,  a regular  savings  scheme or savings plan) if the underlying investment(s)  is not exempt from prior  clearance.  Reporting  of these  transactions  must be made promptly after the individual  receives his or her reports  regarding these  transactions  (e.g., if the individual  receives reports  semi-annually only, he or she must report the transactions on that basis).

               Mandatory Tenders.  Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal  Payroll  Deduction  Plans/Spousal  Stock  Options.  Transactions  involving the purchase or exchange of securities by a spouse pursuant to a payroll  deduction plan or the exercise by a spouse of a stock option  issued by the spouse's  employer.  Reporting of spousal  payroll  deduction  plan transactions must be made promptly after the individual  receives his or her reports regarding these transactions  (e.g., if the individual  receives reports  semi-annually  only, he or she must report the  transactions  on that basis);  reporting of a spousal Stock Option exercise must be made within
               10 days of the exercise.

               Inheritances.  Acquisition of securities through inheritance.

               Gifts.  Acquisition or disposition of securities by gift.

Transactions Exempt From Reporting.  The following transactions are exempt from the reporting requirements:

               Open-ended  Collective  Investment Schemes,  including Unit Trusts and U.S. Mutual Funds.  Purchases or redemptions  of shares of any  open-ended  collective  investment  schemes,  unit trusts and U.S.
               open-end investment companies, including the Price Funds and similar,  foreign-registered investment vehicles, except that any person covered by this Statement who serves as the president,  chairman of the board,  or executive vice president of a Price Fund must report his or her beneficial  ownership or control of shares in that Fund to Baltimore  Legal/Compliance at the time of the initial purchase of shares.

               Government Obligations.  Purchases or sales of direct U.S. or Foreign Government obligations.

               Corporate  Actions  (e.g.,  stock splits and similar  transactions).  The  acquisition of additional shares of existing  corporate  holdings  through the  reinvestment  of income  dividends and capital gains in mutual funds and similar investment vehicles,  stock splits,  stock dividends,  exercise of rights, exchanges or conversions.

               Dividend  Reinvestment  Plans.  The  purchase  of  securities  with  dividends  effected  through an established  DRP.  If,  however,  a Connected  Purchase or a sale by an Access  Person must  receive prior clearance (see p. 4-9), that transaction must also be reported.

BROKERAGE  CONFIRMATIONS,  PERIODIC  ACCOUNT  STATEMENTS AND OTHER REPORTING FORMS. All Access Persons must request broker-dealers  executing  their  transactions  to send to the attention of the TRPI  Investment  Compliance Team a duplicate  confirmation  or contract note with respect to each and every  reportable  transaction,  including Price
Associates'  stock,  and a copy of all periodic  statements for all securities  accounts in which the Access Person is considered to have beneficial  ownership  and/or control (see Page 4-4 for a discussion of beneficial  ownership and control  concepts).  All  transactions  not reported  directly to the TRPI  Investment  Compliance  Team by the executing  broker/dealer  must be  reported by the  employee  on the form  designated  "TRPI  Report of  Securities
Transactions," which is available from the TRPI Investment Compliance Team.

When Reports are Due. Unless your  broker/dealer  provides a confirmation,  contract note, or statement directly to the TRPI  Investment  Compliance  Team,  you must report a  securities  transaction  within ten (10) days after the trade date (for example,  a purchase in a private  placement),  or within ten (10) days after the date on which you first gain knowledge of the transaction (for example,  a bequest) if this is later.  Transactions  involving either a regular savings scheme or the purchase of securities by a spouse pursuant to a payroll  deduction plan,  however, may be reported when the report is received.

The TRPI  Investment  Compliance  Team will send all such  reports to  Baltimore  Legal/Compliance  on a  quarterly basis.

TRANSACTION  REPORTING  REQUIREMENTS OF THE INDEPENDENT  DIRECTORS OF THE TRPI FUNDS. The Independent  Directors of
the TRPI Funds are subject to similar  reporting  requirements as Access Persons,  except that reports need only be filed  quarterly  and the  reports  of the  Independent  Directors  are  filed  in  Baltimore.  Specifically,  each
Independent  Director must file a report for each quarter's  transactions with Baltimore  Legal/Compliance no later than ten (10)  calendar  days  after the end of the  calendar  quarter  in which the  transactions  were  effected.
Reports  must be filed for each  quarter,  regardless  of  whether  there  have been any  reportable  transactions.
Baltimore  Legal/Compliance  will send the Independent  Directors of the TRPI Funds a reminder letter and Reporting
Form approximately ten (10) days prior to the end of each calendar quarter.

DISCLOSURE OF PERSONAL  SECURITIES  HOLDINGS BY ACCESS PERSONS.  Upon  commencement  of employment,  appointment or promotion  (no later than 10 days after the  starting  date),  each  Access  Person  must  disclose  in writing all current  securities  holdings  in  which  he or  she  is  considered  to  have  beneficial  ownership  and  control
("Securities  Holdings  Report") (see page 4-4 for  definitions of Beneficial  Owner/Control).  The form to provide the Securities  Holdings  Report will be provided upon  commencement  of  employment,  appointment or promotion and
should  be  submitted  to  the  TRPI  Investment   Compliance   Team,  which  will  provide  a  copy  to  Baltimore
Legal/Compliance.

Effective  January  2001,  all Access  Persons are also required to file a Securities  Holding  Report on an annual basis, pursuant to United States law.

CONFIDENTIALITY  OF RECORDS.  TRPI makes every effort to protect the privacy of all  personnel in  connection  with their Securities Holdings Reports and Reports of Securities Transactions.

PRIOR  CLEARANCE  REQUIREMENTS  FOR ACCESS PERSONS (OTHER THAN PRICE  ASSOCIATES'  STOCK).  All Access Persons must obtain prior clearance before directly or indirectly initiating,  recommending,  or in any way participating in the purchase or sale of a security in which the Access Person has, or by reason of such  transaction  may acquire,  any beneficial  interest  or  which he or she  controls,  unless  exempted  below.  Prior  clearance  must be  obtained regardless of how the  transaction  is effected.  Receiving  prior  clearance  does not relieve Access Persons from conducting  their personal  securities  transactions  in full compliance with the Code including its prohibition on trading while in possession of material,  inside  information,  and with applicable law,  including the prohibition on Front Running (see page 4-2 for definition of Front  Running).  Compliance with the 60-Day Rule (p. 4-14) is the responsibility  of the Access  Person;  it is not  covered  by prior  clearance  procedures.  It is also the Access
Person's responsibility to ensure that all custody and settlement requirements are met.

Transactions  Exempt  From Prior  Clearance  Requirements  (Other Than Price  Associates'  Stock).  All  securities transactions must receive prior clearance except the following:

               Open-ended  Collective  Investment Schemes,  including Unit Trusts and U.S. Mutual Funds.  Purchases or  redemptions  of shares of any  open-ended  collective  investment  scheme,  unit  trust and U.S.
               open-end investment companies,  including the Price Funds, and similar foreign-registered investment vehicles.

               Government Obligations.  Purchases or sales of direct U.S. or Foreign Government obligations.

               Regular  Savings  Schemes.  Purchases  effected  through a systematic  investment plan involving the automatic  investment of a set amount on  predetermined  dates (i.e.,  a regular  savings  scheme or savings plan),  provided that, if the underlying  investment(s)  in the scheme or plan is not exempt from prior  clearance,  the TRPI  Investment  Compliance  Team has been  previously  notified by the
               Access  Person  that he or she will be  participating  in the scheme or plan,  and any  purchase  to initiate participation in the scheme or plan or any sale receives prior clearance.

               Dividend  Reinvestment Plans.  Purchases effected through an established Dividend  Reinvestment Plan
               ("DRP"),  provided the TRPI  Investment  Compliance Team is first notified by the Access Person that he or she will be  participating  in the DRP. An Access Person's  purchase of share(s) of the issuer to  initiate  participation  in the DRP or his or her  purchase  of  shares  in  addition  to  those purchased with dividends (a "Connected  Purchase") and any sales of shares from the DRP must receive prior clearance.

               Corporate  Actions  (e.g.,  stock splits and similar  transactions).  The  acquisition of additional shares of an existing  holding  through the  reinvestment  of income  dividends and capital gains in mutual funds and similar investment  vehicles,  stock splits,  stock dividends,  exercise of rights, exchanges or conversions.

               Mandatory Tenders.  Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal Payroll  Deduction Plans.  Purchases or exchanges by an Access Person's spouse pursuant to a payroll deduction plan,  provided the TRPI Investment  Compliance Team has been previously  notified by the Access Person that the spouse will be participating in the payroll deduction plan.

               Exercise of Stock Option of Corporate  Employer by Spouse.  Transactions  involving  the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse.

               Inheritances.  Acquisition of securities through inheritance.

               Gifts.  Acquisition or disposition of securities by gift.

        Procedures  For  Obtaining  Prior  Clearance  (Other  Than Price  Associates'  Stock)  For Access  Persons.
        Requests for prior  clearance  may be made by  electronic  mail or by submitting a written form to the TRPI
        Investment  Compliance  Team.  The TRPI  Investment  Compliance  Team is  responsible  for  processing  and maintaining  the records of all such  requests.  All requests  must include the name of the  security,  the number of shares or amount of bond involved, and the estimated value of the requested transaction.

        The TRPI  Investment  Compliance  Team will record whether the request was approved or disapproved  and the date and time of the  approval or  disapproval;  the reason for any  disapproval;  if approval  was granted pursuant to an exemption being granted;  the nature of the transaction (i.e.,  whether the transaction is a purchase or a sale) and whether the securities are part of a new issue or private placement.

        Responses to all requests will be confirmed by the TRPI  Investment  Compliance  Team by electronic mail or on a standard written form documenting the request and its approval/disapproval.

        Requests  will  normally be processed on the same day they are received;  however,  additional  time may be required to allow checks to be made with overseas offices.

        Effectiveness  of Prior Clearance.  Prior clearance of a securities  transaction is effective for three (3)
        business  days  from  and  including  the  date  the  clearance  is  granted.  If the  proposed  securities transaction is not executed  within this time, a new clearance must be obtained.  For example,  if approval is granted at 2:00 pm Monday, the trade must be executed by Wednesday.

        Reasons for Disallowing Proposed  Transactions.  A proposed security transaction will be disapproved by the
        TRPI Investment Compliance Team if:

               Pending  Client  Orders by TRPI.  An order has been placed by TRPI to purchase or sell the  security through the London, Baltimore or Hong Kong trading desk.

               Pending  Client  Orders  by Price  Associates.  An  order  has  been  placed  by Price
               Associates to purchase or sell the security.

               Purchases and Sales Within Seven (7) Calendar  Days.  The security has been purchased or sold by any client of TRPI or Price Associates  within the seven (7) calendar days immediately prior to the date of the  proposed  transaction.  For example,  if a client  transaction  occurs on Monday,  an Access
               Person may not purchase or sell that security  until  Tuesday of the following  week. If all clients have  eliminated  their  holdings  in a  particular  security,  the  seven-day  restriction  is  not applicable to an Access Person's transactions in that security.

               Securities  Subject  to  Internal  Trading  Restrictions.  The  issuer  has been  placed on the TRPI
               Restricted List.

        Procedures for Obtaining Prior Clearance for Initial Public Offerings ("IPOs").

               Investment  Personnel.  Although  subject to prior  clearance,  Investment  Personnel  may  purchase securities  which are the subject of an IPO if the TRPI  Investment  Compliance Team determines that all of the following conditions are met:

o        The issue is open to the  general  public and  allocations  are made by the  issuer/syndicate  on a purely random basis  (lottery)  or on a pro-rata  basis per  application  (  collectively  "Pro-rata
                      Offering");

o        No order for the purchase of any such  securities  has been entered by TRPI or Price  Associates on behalf of any client;

o        The number of shares to be purchased is  commensurate  with the normal size and activity of the Investment
                      Personnel's account; and

o        Another  member of the  Investment  Team has reviewed the proposed  purchase and has  determined  that the
                      Investment  Personnel  wishing to purchase the securities is not likely to participate in the firm's investment decision regarding any client investment in the IPO.

               Investment Personnel are not permitted to participate in an IPO in any other circumstances.

               Non-Investment   Personnel.   Access  Persons  other  than  Investment  Personnel   ("Non-Investment
               Personnel")  may  purchase  securities  in a  Pro-rata  Offering  if the  first  three  of the  four conditions described above are met.

               Non-Investment  Personnel may also be granted approval to purchase  securities which are the subject of a  Non-Pro-rata  Offering.  In  considering  such a request  for  approval,  the TRPI  Investment
               Compliance  Team will  determine  whether the proposed  transaction  presents a conflict of interest with any of the firm's  clients or otherwise  violates the Code.  Approvals will carry the following conditions:

                      1.     The purchase is made through the Non-Investment  Personnel's regular broker,  bank, or from a syndicate  member  through a general  solicitation  or  subscription  form,  if relevant; and

                      2.     The  number  of  shares to be  purchased  is  commensurate  with the  normal  size and activity of the Non-Investment Personnel's account.

               All Access Persons.  Neither Investment Personnel nor Non-Investment  Personnel will be permitted to purchase  in an IPO if any of TRPI's or Price  Associates'  clients  are  prohibited  from doing so.
               This  prohibition  will remain in effect until these clients have had the opportunity to purchase in
               the  secondary  market  once  the  underwriting  is  completed  --  commonly   referred  to  as  the
               aftermarket.  In addition,  the 60-Day Rule applies to  transactions  in securities  purchased in an
               IPO.

               Japanese New Issues.  All Access  Persons are  prohibited  from  purchasing a security  which is the subject of an IPO in Japan.

        Procedures for Obtaining  Prior Clearance for Private  Placements.  Approval for an Access Person to invest in or sell  securities  through a private  placement  of  securities,  including  the  purchase  of limited partnership  interests,  must be sought from the TRPI Investment  Compliance Team in the usual manner.  The approval  process  will  include a review by a member  of the  Investment  Team to  determine  whether  the investment  opportunity  (private  placement)  should be  reserved  for the firm's  clients and whether the opportunity  is being  offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee.

               Continuing  Obligation.  Any  Access  Person  who has  received  approval  to  invest  in a  private placement  of  securities  and  who,  at a  later  date,  anticipates  participating  in the  firm's investment  decision  process  regarding  the purchase or sale of  securities  of the issuer of that private placement on behalf of any client, must immediately  disclose his or her prior investment in the private placement to the TRPI Investment Compliance Team.

        Requests for Waivers of Prior Clearance  Denials.  If an Access Person has been denied prior clearance,  he or she may apply to the TRPI  Investment  Compliance  Team,  which will refer the matter to a member of the
        Ethics  Committee  for a waiver.  All such  requests  must be in writing and must fully  describe the basis upon which the waiver is being requested.  Waivers are not routinely granted.

        Large Capitalization Exemption.  Although subject to prior clearance,  transactions involving securities in large  companies,  within the  parameters  set by the  Ethics  Committee,  will be  approved  under  normal circumstances ("Large Capitalization Securities").

               Transactions  Involving  Large  Capitalization  Securities.  This exemption  applies to transactions involving no more than $20,000 (all dollar  references are to U.S. dollars) or the nearest round lot
               (if the  amount of the  transaction  only  marginally  exceeds  $20,000)  per  security  per week in securities of companies with market capitalizations of $5 billion or more.

               Transactions Involving Options on Large Capitalization  Securities.  Access Persons may not purchase uncovered put options or sell uncovered call options unless  otherwise  permitted under the "Options and Futures"  discussion on p. 4-13.  Otherwise,  in the case of options on an  individual  security qualifying  for the Large  Capitalization  Exemption,  an Access  Person may trade the  greater of 5 contracts  or  sufficient  option  contracts  to control  $20,000 in the  underlying  security;  for example,  an Access  Person may trade 5 contracts  even if this permits the Access Person to control
               $50,000  (i.e.,  more than $20,000) in the  underlying  security.  Similarly,  the Access Person may trade more than 5  contracts  as long as those  contracts  do not permit him or her to control  more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        Exchange-Traded  Index  Options.  Although  subject to prior  clearance,  an Access  Person's  transactions involving  exchange-traded index options, within the following parameters set by the Ethics Committee, will be approved under normal  circumstances.  Generally,  an Access Person may trade the greater of 5 contracts or sufficient contracts to control $20,000 in the underlying securities;  thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the  underlying  security.
        Similarly,  the Access  Person may trade more than 5 contracts as long as the number of contracts  does not permit him or her to control more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        Client Limit Orders.  The TRPI Investment  Compliance  Team may approve an Access  Person's  proposed trade even if a limit order has been entered for a client for the same  security,  if the client's limit order is
        10% or more away from the market at the time of  approval.  Access  Persons are  required  to enter  market orders.

        Investment  Clubs.  An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from a member of the Ethics Committee.  All transactions by such a stock or  investment  club in which an  individual  has  beneficial  ownership or control are subject to the same prior clearance and reporting  requirements  applicable to an individual's  trades.  However,  if an Access
        Person has beneficial  ownership solely by virtue of his or her spouse's  participation in the club and has no investment control or input into decisions regarding the club's securities  transactions,  he or she may request  the waiver of prior  clearance  requirements  for the club's  transactions,  but not of  reporting requirements,  from a member of the Ethics  Committee  as part of the  approval  process.  Prior  clearance waiver requests for transactions in Price Associates' stock (see p. 4-15) will not be granted.

        Options and Futures.  Please consult the specific  section on  Exchange-Traded  Index Options (p. 4-12) for transactions in these options.

                        =========================================================================

                        Before  engaging  in options and futures  transactions,  Access  Persons should  understand  the impact  that the  60-Day  Rule may have on their ability to close out a position (see page 4-14).
                        =========================================================================

               Options and Futures on  Securities  and  Indices  Not Held by TRPI's or Price  Associates'  Clients.
               There are no specific  restrictions  with  respect to the  purchase,  sale or writing of put or call options or any other option or futures activity,  such as multiple writings,  spreads and straddles, on  securities of issuers (and options or futures on such  securities)  which are not held by any of
               TRPI's or Price Associates' clients.

               Options on  Securities of Companies  Held by TRPI's or Price  Associates'  Clients.  With respect to options on securities of issuers which are held by any of TRPI's or Price  Associates'  clients,  it is the Firm's  policy that an Access  Person  should not profit  from a price  decline of a security owned by a client.  Therefore,  an Access  Person may:  (i)  purchase  call options and sell covered call options and (ii)  purchase  covered put options and sell put options.  An Access Person may not purchase uncovered put options or sell uncovered call options,  even if the issuer of the underlying security is eligible for the Large  Capitalization  Exemption,  unless  purchased in connection with other options on the same security as part of a straddle,  combination  or spread  strategy which is designed to result in a profit to the Access Person if the underlying  security rises in or does not change in value.  The  purchase,  sale and exercise of options are subject to the same  restrictions as those set forth with respect to securities,  i.e., the option should be treated as if it were the common stock itself.

               Other Options and Futures Held by TRPI's or Price Associates'  Clients.  Any other option or futures transaction  with respect to securities held by any of TRPI's or Price  Associates'  clients will be approved or  disapproved  on a case-by-case  basis after due  consideration  is given to whether the proposed  transaction or series of  transactions  might appear to or actually create a conflict with the interests of any of TRPI's or Price  Associates'  clients.  Such  securities  include  financial instruments regulated solely by the United States Commodity Futures Trading Commission ("CFTC").

        Short Sales.  Access  Persons may not sell any security short which is owned by any client of TRPI or Price
        Associates.

       60-Day  Rule.  Access  Persons are  prohibited  from the  purchase and sale or sale and purchase of the same
       (or  equivalent)  security  within 60 calendar days. An  "equivalent"  security  means any option,  warrant, convertible  security,  stock appreciation right, or similar right with an exercise or conversion  privilege at a price related to the subject  security,  or similar  securities  with a value derived from the value of the subject  security.  Thus, for example,  the rule prohibits  options  transactions on or short sales of a security within 60 days of its purchase.

       In addition,  the rule applies  regardless  of the Access  Person's  other  holdings of the same security or whether the person has split his or her holdings  into tax lots.  For example,  if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and  another  100  shares of XYZ stock on July 1,  2000,  he or she may not sell any shares of XYZ stock for 60 days following  July 1, 2000. The 60-Day Rule "clock"  restarts each time a trade is made in that security.

               For purposes of this Code, the 60-Day Rule does not apply to:

o        any transaction exempt from prior clearance (see p. 4-8);

o        the purchase and sale or sale and purchase of exchange-traded index options; and

o        the exercise of "in the money" Price  Associates'  stock options and the subsequent sale of the derivative shares.

        Prior  clearance  procedures  do not check  compliance  with the  60-Day  Rule when  considering  a trading request.  Access Persons are  responsible  for checking their  compliance  with this rule before entering a trade.

        Access Persons may apply for a waiver from the 60-Day Rule to the TRPI Investment  Compliance  Team,  which will refer the matter to a member of the Ethics  Committee.  All such  requests must be in writing and must fully describe the basis upon which the waiver is being requested; such waivers are not routinely granted.

        Investments  in  Non-Listed  Securities  Firms.  Access  Persons  may not  purchase or sell the shares of a broker/dealer,  underwriter or a U.S. or other government  registered investment adviser unless that entity is traded on a recognized U.S., U.K., or foreign  exchange,  listed as a NASDAQ/NMS stock, or permission is given under the Private Placement Procedures (see p. 4-11).

TRANSACTIONS  IN STOCK OF PRICE  ASSOCIATES.  Because Price  Associates,  the parent of TRPI, is a public  company, ownership of its stock  subjects its officers,  inside and  independent  directors,  and employees to special legal requirements  under the United  States  securities  laws.  These  requirements  have been extended to apply to TRPI
Officers,  Directors and  Employees.  However,  the  Independent  Directors of the TRPI Funds are  prohibited  from owning the stock of Price  Associates.  Each TRPI Officer,  Director,  and Employee is  responsible  for his or her own  compliance  with these  requirements.  Price  Associates'  stock may be purchased  through any  broker-dealer, including  T.  Rowe  Price  Investment  Services,  Inc's  TRP  Brokerage  and AMA  Divisions,  as long as all other requirements  have been met. In connection  with these legal  requirements,  TRPI has adopted the  following  rules and procedures:

        Quarterly  Earnings  Report.   TRPI  Officers,   Directors  and  Employees  must  refrain  from  initiating transactions in Price Associates' stock in which they have a beneficial interest,  generally from the sixth trading day  following  the end of the quarter  (or such other date as  management  shall from time to time determine)  until the third  trading day following  the public  release of earnings.  They will be notified through  the  Office  of the  Secretary  of  Price  Associates  ("Secretary")  from  time to time as to the controlling dates.

        Prior  Clearance.  TRPI  Officers,  Directors  and  Employees  are  required to obtain  clearance  prior to effecting any proposed  transaction  (including gifts and transfers)  involving shares of Price Associates'
        stock  owned  beneficially.  Requests  for  prior  clearance  must  be in  writing  on  the  form  entitled
        "Notification of Proposed Transaction"  (available from the Price Associates' Corporate Records Department)
        and submitted to the Secretary,  who is responsible  for processing and maintaining the records of all such requests.  Receiving  prior  clearance  does not  relieve  TRPI  Officers,  Directors  and  Employees  from conducting  their  personal  securities  transactions  in full  compliance  with the  Code  and  applicable securities  laws and  regulations,  including the  prohibition  on trading while in possession of material, inside  information.  Transactions  in Price  Associates'  stock are  subject to the 60-Day Rule except for certain options exercises. See p. 4-14.

                  All TRPI Officers,  Directors and Employees must obtain prior  clearance of any transaction  involving Price Associates' stock from the Office of the Secretary of Price Associates.  Contact Clara Salvino  (410-345-6790) or Barbara Van Horn
                  (410-345-7733).

        Initial  Disclosure  of  Holdings.  Each new  Employee  must  report to the  Secretary  any shares of Price
        Associates'  stock in which he or she has  beneficial  ownership  no later  than 10 days  after  his or her starting date of employment.

        Dividend   Reinvestment   Plans.   Purchases  of  Price  Associates'  stock  effected  through  a  dividend reinvestment plan need not receive prior clearance if the Secretary's  office has been previously  notified by the TRPI Officer,  Director,  or Employee that he or she will be participating  in that plan.  Reporting of  transactions  effected  through  that plan  need only be made  quarterly,  except  that TRPI  Officers,
        Directors,  and  Employees who are subject to Section 16 of the United  States  Securities  Exchange Act of
        1934 reporting  must report such transactions monthly.

        Effectiveness of Prior Clearance.  Prior clearance of transactions in Price  Associates' stock is effective for five (5) business days from and including the date the clearance is granted,  unless (i) advised to the contrary by the Secretary  prior to the proposed  transaction,  or (ii) the  person  receiving the approval
        comes  into  possession  of  material,   non-public  information  concerning  the  firm.  If  the  proposed transaction in Price  Associates'  stock is not executed  within this time period,  a new clearance must be obtained.

        Reporting of Disposition of Proposed Transaction.  TRPI Officers,  Directors, and Employees must notify the
        Secretary  whether the proposed  transaction in Price  Associates'  stock was effected  within two business days of its execution, or within seven business days of the date of prior clearance, if not executed.

        Insider Reporting and Liability.  Under current rules, certain officers,  directors and 10% stockholders of a publicly traded company  ("Insiders") are subject to the requirements of Section 16. Insiders include the
        Directors and certain Managing Directors of Price Associates.

        SEC Reporting.  There are three  reporting forms which insiders are required to file with the SEC to report their purchase,  sale and transfer  transactions in, and holdings of, Price Associates' stock. Although the
        Secretary will provide assistance in complying with these requirements as an accommodation to insiders,  it remains  the legal  responsibility  of each  insider to assure that the  applicable  reports are filed in a timely manner.

o        Form 3. The  initial  ownership  report by an insider is  required to be filed on Form 3. This report must be filed  within  ten days  after a person  becomes an  insider  (i.e.,  is  elected  as a director  or appointed as managing  director) to report all current holdings of Price Associates'  stock.  Following the  election or  appointment  of an insider,  the  Secretary  will deliver to the insider a Form 3 for appropriate signatures and will file such Form with the SEC.

o        Form 4. Any change in the  insider's  ownership  of Price  Associates'  stock must be reported on a Form 4 unless  eligible  for  deferred  reporting  on  year-end  Form 5.  The  Form 4 is due by the  10th  day following  the end of the  month in which the  ownership  change  occurred.  Following  receipt  of the
            Notice of  Disposition  of the proposed  transaction,  the Secretary will deliver to the insider a Form
            4, as applicable, for appropriate signatures and will file such Form with the SEC.

o        Form 5. Any  transaction  or holding which is exempt from  reporting on Form 4, such as option  exercises, small  purchases of stock,  gifts,  etc.  may be reported on a deferred  basis on Form 5 within 45 days after the end of the calendar  year in which the  transaction  occurred.  No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

         Liability  for  Short-Swing  Profits.  Under United States  securities  laws,  profit  realized by certain officers,  as well as directors  and 10%  stockholders  of a company  (including  Price  Associates)  as a result of a  purchase  and sale (or sale and  purchase)  of stock of the  company  within a period of less than six months must be returned to the firm upon request.

Office of Thrift Supervision  ("OTS")  Reporting.  Price Associates is the holding company of T. Rowe Price Savings
Bank,  which is regulated by the OTS, a division of the United States  Department of the Treasury.  OTS regulations require  that the  Managing  Directors of Price  Associates,  as well as any vice  president in charge of any Price
Associates'  affiliate,  file reports regarding their personal holdings of the stock of Price Associates and of the stock of any  non-affiliated  U.S.  savings  banks or savings and loan holding  companies.  Although the  Secretary will provide  assistance in complying with these  requirements as an accommodation,  it remains the  responsibility of each person required to file such reports to ensure that such reports are filed in a timely manner.

Dealing with Clients in a Principal  Transaction.  TRPI  Officers,  Directors  or  Employees  may not,  directly or indirectly,  sell to or purchase from an TRPI client any security.  This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of TRPI.

Client Investment Partnerships.

         Co-Investing.  TRPI Access  Persons are not permitted to co-invest in client  investment  partnerships  of
         TRPI, Price  Associates,  or their  affiliates,  such as International  Partners,  Strategic  Partners and
         Threshold.

         Direct  Investment.  The  Independent  Directors of the TRPI Funds are not  permitted to invest as limited partners in client investment partnerships of TRPI, Price Associates, or their affiliates.

Margin  Accounts.  While  brokerage  margin accounts are  discouraged,  Access Persons may open and maintain margin accounts for the purchase of  securities  provided  such  accounts are with  brokerage  firms with which the Access
Persons maintains a regular brokerage account.

Trading  Activity.  Access Persons are discouraged from engaging in a pattern of securities  transactions  which is either:

o        So  excessively   frequent  as  to   potentially   impact  his  or  her  ability  to  carry  out  assigned
                   responsibilities, or

o        Involve securities positions which are disproportionate to his or her net assets.

           At the discretion of the Ethics  Committee,  written  notification  of excessive  trading may be sent to the supervisor of the Access Person.

Ownership  Reporting  Requirements - One-Half Of One Percent Ownership.  If an Access Person beneficially owns more than1/2of 1% of the total outstanding  shares of a public or private company,  he or she must immediately report in writing such fact to the TRPI Investment  Compliance  Team,  providing the name of the company and the total number of  such  company's  shares  beneficially  owned.  The  TRPI  Investment  Compliance  Team  will  inform  Baltimore
Legal/Compliance about any such ownership promptly.

SANCTIONS.  Strict  compliance  with  the  provisions  of  this  Statement  is  considered  a  basic  provision  of association  with TRPI and the TRPI  Funds.  The  Ethics  Committee  and the TRPI  Investment  Compliance  Team are
primarily  responsible for  administering  this Statement.  In fulfilling this function,  the Ethics Committee will institute  such  procedures  as it deems  reasonably  necessary to monitor  compliance  with this  Statement and to otherwise prevent and detect violations.

        Violations by Persons Covered by this Statement.  Upon  discovering a material  violation of this Statement by a person  covered by this  Statement,  the Ethics  Committee  will  impose  such  sanctions  as it deems appropriate or may, in its discretion,  refer the matter to the Board of Directors of TRPI to determine the appropriate  sanctions.  Sanctions may include,  inter alia, a letter of censure or  suspension,  a fine, a suspension of trading  privileges,  or termination  of employment  and/or  officership of the violator.  In addition,  the violator may be required to surrender to TRPI, or to the party or parties it may  designate, any profit realized from any transaction  that is in violation of this Statement.  All material  violations of this Statement  shall be reported to the Board of Directors of TRPI and to the Board of Directors of any
        TRPI Fund with respect to whose securities such violations may have been involved.

        Violations  by  Independent  Directors  of TRPI  Funds.  Upon  discovering  a  material  violation  of this
        Statement by an Independent  Director of a TRPI Fund, the Ethics  Committee  shall report such violation to the Board of  Directors of TRPI and to the TRPI Fund Boards on which the  director  serves.  The TRPI Board of Directors and the TRPI Fund Boards will impose such sanctions as they deem appropriate.

        Violations by Baltimore  Employees of TRPI. Upon discovering a material  violation of the Price Associates'
        Statement  of  Policy  on  Securities  Transactions  by a  Baltimore-based  employee  of  TRPI,  the  Price
        Associates'  Ethics  Committee  shall  report such  violation  to the Board of Directors of TRPI and to the
        Board of  Directors  of any TRPI  Fund with  respect  to whose  securities  such  violations  may have been involved.

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                                                         5-2

                                         T. ROWE PRICE INTERNATIONAL, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                              CORPORATE RESPONSIBILITY

T. ROWE PRICE  INTERNATIONAL,  INC.' S FIDUCIARY POSITION.  As an investment adviser, T. Rowe Price  International,
Inc. ("TRPI") is in a fiduciary  relationship  with each of its clients.  This fiduciary duty obligates TRPI to act with an eye only to the benefit of its clients.  Accordingly,  when managing its client accounts  (whether  private counsel clients,  mutual funds, limited partnerships,  or otherwise),  TRPI's primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

DEFINITION OF CORPORATE  RESPONSIBILITY  ISSUES.  Concern over the behavior of corporations  has been present since the  Industrial  Revolution.  Each  generation  has focused its  attention  on specific  issues.  Concern  over the abuses of the use of child  labor in the 1800's was  primarily  addressed  by  legislative  action  which  mandated industrialized  countries to adhere to new laws  restricting  and otherwise  governing the  employment of children.
In other instances,  reform has been achieved  through  shareholder  action -- namely,  the adoption of shareholder proposals.  The corporate responsibility issues most often addressed during the past decade have involved:

o        Ecological issues, including toxic hazards and pollution of the air and water;
o        Employment practices, such as the hiring of women and minority groups;
o        Product quality and safety;
o        Advertising practices;
o        Animal testing;
o        Military and nuclear issues; and
o        International  politics and operations,  including the world debt crisis,  infant formula, and child labor laws.

CORPORATE  RESPONSIBILITY  ISSUES IN THE INVESTMENT PROCESS.  TRPI recognizes the legitimacy of public concern over the  behavior  of business  with  respect to issues of  corporate  responsibility.  TRPI's  policy is to review the merits of such issues that pertain to any issuer which is held in a client  portfolio or which is being  considered for  investment.  TRPI  believes  that a corporate  management's  record of  identifying  and  resolving  issues of corporate  responsibility is one of many criteria for evaluating the investment  merits of the issuer.  Enlightened corporate  responsibility  can enhance an issuer's long term prospects for business success.  The absence of such a policy can have the converse effect.

QUESTIONS  REGARDING CORPORATE  RESPONSIBILITY.  Should an employee have any questions regarding TRPI's policy with respect  to a  corporate  responsibility  issue or the manner in which TRPI has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility  Committee,  which is responsible for the administration  of this  Statement.  Its  members  are  Martin  Wade and John  Ford  (London)  and M.  David  Testa
(Baltimore).

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August, 2000

                                                        6-2

                                         T. ROWE PRICE INTERNATIONAL, INC.
                                                 STATEMENT OF POLICY
                            WITH RESPECT TO COMPLIANCE WITH UNITED STATES COPYRIGHT LAWS

Purpose of Statement of Policy.  To protect the  interests of T. Rowe Price  International,  Inc.  ("TRPI") and its
employees,  TRPI has adopted this Statement of Policy with Respect to Compliance with United States  Copyright Laws
("Statement") to: (1) inform its employees regarding the legal principles  governing  copyrights,  trademarks,  and service marks;  and (2) ensure that TRPI's  various  copyrights,  trademarks,  and service marks are protected from infringement.

Definition of Trademark, Service Mark, and Copyright under United States Law

         Trademark.  A  trademark  is  normally a word,  phrase,  or symbol  used to  identify  and  distinguish  a
         product  or a company.   For example, Kleenex is a trademark for a particular brand of facial tissues.

         Service  Mark. A service mark is normally a word,  phrase,  or symbol used to identify and  distinguish  a service or the provider of a service.  For example,  Invest With  Confidence is a registered  service mark which identifies and  distinguishes the mutual fund management  services offered by Price Associates.  The words  "trademark"  and "service mark" are often used  interchangeably,  but as a general rule a trademark is for a tangible  product,  whereas a service mark is for an intangible good or service.  Because most of
         TRPI's  and  Price  Associates'   business   activities  involve  providing  services  (e.g.,   investment
         management;  transaction processing and account maintenance;  information, etc.), most of TRPI's and Price
         Associates' registered marks are service marks.

         Copyright.  In order to protect the authors and owners of books,  articles,  drawings,  music, or computer programs  and  software,  the U.S.  copyright  law  makes  it a crime to  reproduce,  in any  manner,  any copyrighted  material  without the express  written  permission of the author or publisher.  Under current law, all original works are copyrighted at the moment of creation;  it is no longer  necessary to register a  copyright.  Copyright  infringements  may result in  judgments  of actual  damages  (i.e.,  the cost of additional  subscriptions),  as well as punitive damages,  which can be as high as $100,000 (U.S. dollars)
         per infringement.

Registered  Trademarks  and Service  Marks.  Once TRPI has  registered  a trademark or service mark with the United
States Patent and Trademark  Office,  it has the exclusive right to use that mark. In order to preserve rights to a registered  trademark or service mark, TRPI must (1) use the mark on a continuous basis and in a manner  consistent with the  Certificate  of  Registration;  (2) place an  encircled  "R" ((R)) next to the mark in the  first,  or most prominent,  occurrence in all publicly  distributed  media;  and (3) take action against any party  infringing upon the mark.

Establishing a Trademark or Service Mark. The Baltimore  Legal  Department has the  responsibility  to register and maintain all  trademarks and service marks and protect them against any  infringement.  If TRPI wishes to utilize a particular  word,  phrase,  or symbol as a trademark  or service  mark,  the  Baltimore  Legal  Department  must be notified as far in advance as possible so that a search may be conducted  to  determine  if the  proposed  mark has already  been  registered  or used by  another  entity.  Until  clearance  is  obtained  from the  Baltimore  Legal
Department,  no new mark should be used.  This procedure has been adopted to ensure that TRPI does not  unknowingly infringe  upon another  company's  mark.  Once a proposed  mark is cleared for use, it must be  accompanied  by the abbreviations  "TM" or "SM," as appropriate,  until it has been registered.  All trademarks and service marks which have been registered  with the U.S.  Patent and Trademark  Office must be accompanied by an encircled "R" when used in any public  document.  These  symbols need only  accompany the mark in the first or most  prominent  place it is used in each publicly  circulated  document.  Subsequent use of the same trademark or service mark in such material does not need to be marked.  The Baltimore Legal  Department  maintains a written summary of all TRPI's  registered and pending  trademarks  and service  marks.  All  registered  and pending  trademarks  and service  marks are also listed in the T. Rowe  Price  Style  Guide.  If you have any  questions  regarding  the  status of a  trademark  or service mark, you should contact the Baltimore Legal Department.

Infringement  of TRPI's  Registered  Marks.  If an employee  notices that another entity is using a mark similar to one which TRPI has registered,  the Baltimore Legal Department  should be notified  immediately so that appropriate action can be taken to protect TRPI's interests in the mark.

Reproduction of Articles and Similar  Materials for Internal  Distribution,  or for  Distribution to  Shareholders,
Clients and Others  Outside the Firm.  In general,  the  reproduction  of  copyrighted  material is a violation  of
United  States  law.  Exceptions  under the "fair  use"  doctrine  include  reproduction  for  scholarly  purposes, criticism,  or  commentary,  which  ordinarily  do not apply in a  business  environment.  Occasional  copying of a relatively  small portion of a newsletter or magazine to keep in a file,  circulate to colleagues with  commentary, or send to a client with  commentary is generally  permissible  under the "fair use" doctrine.  Written  permission from the author or  publisher  must be obtained by any  employee  wishing to  reproduce  copyrighted  material  for internal or external  distribution,  including  distribution  via the  Internet  (or the T. Rowe Price  Associates'
intranet).  It is the  responsibility  of each  employee to obtain  permission to reproduce  copyrighted  material.
Such  permission  must be in writing and forwarded to the Baltimore  Legal  Department.  If the publisher  will not grant  permission to reproduce  copyrighted  material,  then the requestor must purchase from the publisher  either additional  subscriptions  to the  periodical  or the  reprints  of  specific  articles.  The  original  article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

Personal  Computer  Software  Programs.  Software products and on-line  information  services  purchased for use on
TRPI's  personal  computers are generally  copyrighted  material under United States  copyright laws and may not be reproduced  without proper  authorization  from the software vendor.  See the TRPI Statement of Policy With Respect to Computer Security and Related Issues (page 7-1 et seq.) for more information.

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August, 2000

                                                         7-2

                                          T. ROWE PRICE INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                               WITH RESPECT TO COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY.  The central role of computer  systems  ("Systems")  in the  operations  of T. Rowe
Price  International,  Inc. ("TRPI") underscores the importance of minimizing potential loss or disruption to these systems.  The data stored on computers,  as well as the  specialized  software  programs and systems  developed for
TRPI's use, are valuable  assets and must be protected  accordingly.  In addition,  the data,  programs and systems are highly  confidential.  For these reasons,  each office of the firm has developed  computer security measures to prevent  unauthorized  use,  change,  destruction,  or  disclosure  of  information  stored on  computers,  whether intentional  or  unintentional.  Employees  in each office  must  familiarize  themselves  with and adhere to their office's policies in this area.

PARTICIPATION ON BULLETIN BOARDS.  Because  communications  by our firm or any of its employees on on-line bulletin boards are subject to United States,  state,  and NASD  advertising  regulations,  unsupervised  participation  can result in serious  securities  violations.  An employee must first receive the authorization of the Baltimore Legal
Department  before  initiating or responding to a message on any computer  bulletin  board relating to the firm, or
TRPI or Price Fund, or any investment  option or service or any security.  This policy  applies  whether or not the employee  intends to disclose his or her  relationship to the firm,  whether or not our firm sponsored the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

CONFIDENTIALITY  OF SYSTEMS  ACTIVITIES AND INFORMATION.  Systems  activities and information  stored on our firm's computers  (including  e-mail and voice mail) may be subject to  monitoring by TRPI  personnel or others.  All such information,  including messages on the firm's e-mail and voice mail systems,  are records of the firm and the sole property  of the  firm.  The firm  reserves  the  right  to  monitor,  access  and  disclose  for any  purpose  all information,  including  all  messages  sent,  received,  or stored  through  the  Systems.  The use of the  firm's computer Systems is for the transaction of firm business and is for authorized users only.

By using  the  firm's  Systems,  you  agree to be bound by this  Statement  and  consent  to the  access  to and/or disclosure of all  information,  including e-mail and voice mail messages,  by the firm.  Employees do not have any expectation of privacy in connection with the use of the Systems,  or with the  transmission,  receipt,  or storage of information in the Systems.  In addition,  employees should  understand that e-mail sent through the Internet is not secure and could be  intercepted  by a third party.  Therefore,  if you have a need to exchange  secure  e-mail using the Internet, you should contact your Help Desk or Information Security area for assistance.

Information  entered into our firm's  computers  but later  deleted from the Systems may continue to be  maintained permanently  on our firm's  back-up  tapes.  Employees  should take care so that they do not create  documents that might  later  be  embarrassing  to  them or to our  firm.  This  policy  applies  to  e-mail  as well to any  other communication on the Systems.

APPLICATION  OF U.S.  COPYRIGHT  LAW TO SOFTWARE  PROGRAMS.  Software  products  and on-line  information  services purchased for use on TRPI's personal  computers are generally  copyrighted  material under United States  copyright laws and may not be reproduced without proper  authorization  from the software vendor.  This includes the software on CDs or  diskettes,  any  program  manuals  or  documentation,  and data or  software  retrievable  from  on-line information  systems.  Unauthorized  reproduction  of such material or  information or downloading or printing such material is a violation of United States law, and the software  vendor can sue to protect the  developer's  rights.
In  addition  to  criminal  penalties  such as fines and  imprisonment,  civil  damages can be awarded in excess of
$50,000 (U.S. dollars).

QUESTIONS  REGARDING  THIS  STATEMENT.  Employees  should direct any questions  regarding  this  Statement to their office's Help Desk or Information Security area or to the Baltimore Legal Department as appropriate.

E:\LGL\USERS\LGL5839\WPDATA\SARAH\CODEOFET.HIC\rpfi\newcomputerrpfi.doc
August, 2000

                                                         8-1

                                         T. ROWE PRICE INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                   COMPLIANCE WITH UNITED STATES ANTITRUST LAWS

Purpose

         To protect the interests of the company and its  employees,  T. Rowe Price  International,  Inc.  ("TRPI")
has  adopted  this  Statement  of Policy on  Compliance  with  United  States  Antitrust  Laws  ("Statement").  The
Statement (1) informs employees about the legal principles  governing  prohibited  anticompetitive  activity in the conduct of TRPI's  business,  and (2)  establishes  guidelines  for contacts with other  members of the  investment management industry to avoid violations of United States antitrust laws.

The Basic Anticompetitive Activity Prohibition under United States Law

         Section 1 of the United States Sherman  Antitrust Act (the "Act")  prohibits  agreements,  understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

         This  prohibition  is triggered  only by an agreement  or action among two or more  companies;  unilateral action never violates the Act. To constitute an illegal  agreement,  however,  an understanding does not need to be formal or written.  Comments made in  conversations,  casual comments at meetings,  or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

         The agreed upon action must be anticompetitive.  Some actions are "per se"  anticompetitive,  while others are judged according to a "rule of reason."

o        Some  activities have been found to be so inherently  anticompetitive  that a United States court will not even  permit  the  argument  that  they  have a  procompetitive  component.  Examples  of such per se illegal  activities  are  agreements  between  competitors  to fix prices or divide up  markets  into exclusive territories.

o        Other joint  agreements  or  activities  will be examined by a court using the rule of reason  approach to see  if  the  procompetitive  results  of  the  arrangement  outweigh  the  anticompetitive  effects.
              Permissible  agreements  among  competitors  may include a buyers'  cooperative,  or a  syndicate  of buyers for an initial public  offering of securities.  In rare  instances,  an association of sellers
              (such as ASCAP) may be permissible.

         There is also an exception for joint activity designed to influence  government  action.  Such activity is protected  by the First  Amendment  to the United  States  Constitution.  For  example,  members of an industry may agree  to  lobby  the  Congress  of the  United  States  jointly  to  enact  legislation  that  may  be  manifestly anticompetitive.

Penalties for Violating the Sherman Act

         A charge that the Act has been  violated  can be brought as a civil or a criminal  action.  Civil  damages can include treble  damages,  plus attorneys  fees.  Criminal  penalties for individuals can include fines of up to
$350,000 and three years in jail, and $100 million (U.S. dollars) or more for corporations.

Situations in Which Antitrust Issues May Arise

         To avoid  violating  the Act, any  agreement  with other  members of the  investment  management  industry regarding  which  securities to buy or sell and under what  circumstances  we buy or sell them, or about the manner in which we market our mutual funds and investment and other  services,  must be made with the  prohibitions of the
Act in mind.

         Trade  Association  Meetings  and  Activities.  A trade  association  is a group of  competitors  who join together to share common  interests and seek common solutions to common  problems.  Such  associations are at a high risk for  anticompetitive  activity and are closely  scrutinized  by  regulators.  Attorneys for trade  associations,  such as the  Investment  Company  Institute,  are  typically  present at meetings of members to assist in avoiding violations.

         Permissible Activities:

o        Discussion of how to make the industry more competitive or efficient.

o        An exchange of information or ideas that have  procompetitive or competitively  neutral effects,  such as:
                  methods  of  protecting  the health or safety of  workers;  methods of  educating  customers  and preventing abuses; and information regarding how to design and operate training programs.

o        Collective action to petition government entities.

         Activities to be Avoided:

o        Any  discussion  or direct  exchange of current  information  about prices,  salaries,  fees, or terms and conditions of sales.  Even if such information is publicly  available,  problems can arise if the information  available  to the  public is  difficult  to  compile or not as current as that being exchanged.

                  Exception:  A third party  consultant  can, with  appropriate  safeguards,  collect,  compile and disseminate some of this information, such as salary information.

o        Discussion of future  business  plans,  strategies,  or  arrangements  that might be considered to involve competitively sensitive information.

o        Discussion of specific customers, markets, or territories.

o        Negative  discussions  of service  providers  that could give rise to an inference  of a joint  refusal to deal with the provider (a "boycott").

         Investment-Related Discussions

         Permissible  Activities:  Buyers  or  sellers  with a  common  economic  interest  may  join  together  to facilitate  securities  transactions  that might otherwise not occur, such as the formation of a syndicate to buy in a private  placement or initial public  offering of an issuer's  stock,  or  negotiations  among creditors of an insolvent or bankrupt company.

         Competing  investment  managers  are  permitted to serve on  creditors  committees  together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

         Activities  to be Avoided:  It is important to avoid  anything that  suggests  involvement  with any other firm in any threats to "boycott" or "blackball" new offerings,  including  making any ambiguous  statement that,  taken out of  context,  might be  misunderstood  to imply  such joint  action.  Avoid  careless  or unguarded  comments  that a hostile or  suspicious  listener  might  interpret  as  suggesting  prohibited coordinated behavior between TRPI and any other potential buyer.

                           Example:   After  an  Illinois  municipal  bond  default  where  the  state  legislature retroactively  abrogated some of the bondholders' rights,  several investment management complexes  organized to protest the state's  action.  In doing so, there was arguably an implied  threat that members of the group would boycott future  Illinois  municipal bond offerings.  Such a boycott  would be a violation of the Act. The  investment  management firms'  action led to an 18-month  United States  Department  of Justice  investigation.
                           Although  the  investigation  did  not  lead  to any  legal  action,  it  was  extremely expensive and time consuming for the firms and individual managers involved.

         If you are present  when  anyone  outside of TRPI  suggests  that two or more  investors  with a grievance coordinate future purchasing  decisions,  you should  immediately  reject any such suggestion.  As soon as possible  thereafter,  you should notify the Baltimore Legal Department,  which will take whatever further steps are necessary.

         Benchmarking.  Benchmarking  is the  process of  measuring  and  comparing  an  organization's  processes, products and services to those of industry  leaders for the purpose of adopting  innovative  practices for improvement.

o        Because  benchmarking  usually  involves  the direct  exchange  of  information  with  competitors,  it is particularly subject to the risk of violating the antitrust laws.

o        The list of issues  that may and should  not be  discussed  in the  context  of a trade  association  also applies in the benchmarking process.

o        All proposed  benchmarking  agreements  must be reviewed by the  Baltimore  Legal  Department  before TRPI agrees to participate in such a survey.